Exhibit 3.1

UNDERWRITING AGREEMENT

March 30, 2017

Seabridge Gold Inc.

106 Front Street East. Suite 400

Toronto, Ontario M5A 1E1

Attention: Rudi Fronk, Chairman and Chief Executive Officer

Dear Mr. Fronk:

Re:	Public Offering of Common Shares

Canaccord Genuity Corp. (“Canaccord”) and Cantor Fitzgerald Canada Corporation (“CFCC” and together with Canaccord, the “Co-Lead Underwriters”) and Paradigm Capital Inc. (together with the Co-Lead Underwriters, the “Underwriters” and each individually an “Underwriter”) hereby severally, and not jointly nor jointly and severally, offer to purchase from Seabridge Gold Inc. (the “Corporation”) in the respective percentages set forth in Section 22 hereof, and the Corporation hereby agrees to issue and sell to the Underwriters, upon and subject to the terms hereof, an aggregate of 1,000,000 common shares of the Corporation (the “Firm Shares”) on an underwritten basis at a price of $14.30 per Firm Share (the “Offering Price”) for an aggregate purchase price of $14,300,000. The Underwriters acknowledge that the Corporation and the underwriters are undertaking a concurrent private placement of flow-through common shares in Canada, as disclosed in the Corporation’s press release dated March 29, 2017.

Upon and subject to the terms and conditions contained herein, the Corporation hereby grants to the Underwriters an option (the “Over-Allotment Option”) to purchase severally, and not jointly nor jointly and severally, in the respective percentages set forth in Section 22 hereof, up to an additional 100,000 common shares of the Corporation (the “Additional Shares”) at a price of $14.30 per Additional Share for the purposes of covering over-allotments and for market stabilization purposes. The Over-Allotment Option may be exercised in accordance with Section 16 hereof. The Firm Shares and the Additional Shares are collectively referred to herein as the “Offered Shares”.

The Corporation has filed under and as required by Canadian Securities Laws (as hereinafter defined) a preliminary short form prospectus with each of the Canadian Securities Commissions (as hereinafter defined) relating to the distribution of the Offered Shares (such short form prospectus, including the Documents Incorporated by Reference (as hereinafter defined), the “Initial Canadian Preliminary Prospectus”) and has obtained a Passport Prospectus Receipt (as hereinafter defined) therefor. In addition, the Corporation has filed with the United States Securities and Exchange Commission (the “SEC”) a registration statement on Form F-10 (File No. 333-0001193805-17-000513) registering the distribution of the Offered Shares under the United States Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the SEC thereunder, including the Initial Canadian Preliminary Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC) (such registration statement, including the exhibits and any schedules thereto, the Documents Incorporated by Reference and the documents otherwise deemed under applicable rules and regulations of the SEC to be a part thereof or included therein, the “Initial Registration Statement”).

The Corporation shall, not later than 9:00 a.m. (Vancouver time) on March 30, 2017 and on a basis acceptable to the Underwriters, acting reasonably, prepare and file under and as required by Canadian Securities Laws with each of the Canadian Securities Commissions an amended and restated Initial Canadian Preliminary Prospectus (such short form prospectus, including the Documents Incorporated by Reference, the “Amended and Restated Canadian Preliminary Prospectus”) and all other required documents and obtain a Passport Prospectus Receipt therefor no later than 1:00 p.m. (Vancouver time) on March 30, 2017. The Corporation shall also prepare and, immediately after the filing of the Amended and Restated Canadian Preliminary Prospectus and on a basis acceptable to the Underwriters, acting reasonably, file with the SEC a pre-effective amendment to the Initial Registration Statement, including the Amended and Restated Canadian Preliminary Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC) (such amendment to the registration statement, including the exhibits and any schedules thereto, the Documents Incorporated by Reference and the documents otherwise deemed under applicable rules and regulations of the SEC to be a part thereof or included therein, “Amendment No. 1 to the Registration Statement”).

The Corporation shall if required prepare and file forthwith after clearance for the Offering has been obtained from the Financial Industry Regulatory Authority, Inc. (“FINRA”) and any comments with respect to the Amended and Restated Canadian Preliminary Prospectus have been received from, and have been resolved with, the Commission (as hereinafter defined), and on a basis acceptable to the Underwriters, acting reasonably, and on the terms set out below, under and as required by Canadian Securities Laws with each of the Canadian Securities Commissions a (final) short form prospectus (such short form prospectus, including the Documents Incorporated by Reference, the “Canadian Final Prospectus”) and all other required documents, including any document incorporated by reference therein that has not previously been filed, in order to qualify for distribution to the public the Offered Shares in the provinces of Ontario, Alberta, British Columbia, Saskatchewan and Manitoba (together, the “Qualifying Jurisdictions”) through the Underwriters or any other investment dealer or broker registered to transact such business in the applicable Qualifying Jurisdictions contracting with the Underwriters and obtain a Passport Prospectus Receipt therefor no later than April 12, 2017. The Corporation shall also, immediately after the filing of the Canadian Final Prospectus and on a basis acceptable to the Underwriters, acting reasonably, file with the SEC a pre-effective amendment to the Initial Registration Statement, including the Canadian Final Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC) (such amendment to the registration statement, including the exhibits and any schedules thereto, the Documents Incorporated by Reference and the documents otherwise deemed under applicable rules and regulations of the SEC to be a part thereof or included therein, “Amendment No. 2 to the Registration Statement”) and cause the Initial Registration Statement, as amended by Amendment No. 1 to the Registration Statement, Amendment No. 2 to the Registration Statement and any other U.S. Registration Statement Amendment (as defined below) filed prior to the effectiveness thereof by the Corporation with the SEC, to become effective under the Securities Act unless it becomes effective automatically upon filing (the Initial Registration Statement, as amended at the time it becomes effective, including the exhibits and any schedules thereto, the Documents Incorporated by Reference and the documents otherwise deemed under applicable rules and regulations of the SEC to be a part thereof or included therein, the “Registration Statement”).

The Corporation has also prepared and filed with the SEC an appointment of agent for service of process upon the Corporation on Form F-X (the “Form F-X”) in conjunction with the filing of the Initial Registration Statement.

The Corporation and the Underwriters agree that (i) any offers or sales of the Offered Shares in Canada will be conducted through the Underwriters, or one or more affiliates of the Underwriters, duly registered in compliance with applicable Canadian Securities Laws; and (ii) any offers or sales of the Offered Shares in the United States will be conducted through the Underwriters, or one or more affiliates of the Underwriters, in each case duly registered as a broker-dealer in compliance with applicable U.S. Securities Laws and the requirements of FINRA.

In consideration of the agreement on the part of the Underwriters to purchase the Offered Shares and in consideration of the services rendered and to be rendered by the Underwriters hereunder, the Corporation agrees to pay to Canaccord on behalf of the Underwriters, at the Closing Time (as hereinafter defined), and at the Option Closing Time (as hereinafter defined), if any, a cash fee equal to 5.0% of the aggregate gross proceeds of the Offering (the “Underwriting Fee”), the payment of such fee to be satisfied by the Underwriters making payment of the gross proceeds of the sale of the Firm Shares or the Additional Shares, as the case may be, to the Corporation less the amount of the Underwriting Fee.

This Agreement shall be subject to the following terms and conditions:

TERMS AND CONDITIONS

Section 1                    Interpretation

(1)	Definitions

Where used in this Agreement or in any amendment hereto, the following terms shall have the following meanings, respectively:

“Additional Shares” has the meaning given to it in the second paragraph of this Agreement;

“affiliate” has the meaning given to it in the Business Corporations Act (British Columbia);

“Agreement” means the agreement resulting from the acceptance by the Corporation of the offer made by the Underwriters by this letter;

“Agreements and Instruments” has the meaning given to it in Section 7(26);

“Amended and Restated Canadian Preliminary Prospectus” has the meaning given to it in the fourth paragraph of this Agreement;

“Amendment No. 1 to the Registration Statement” has the meaning given to it in the fourth paragraph of this Agreement;

“Amendment No. 2 to the Registration Statement” has the meaning given to it in the fifth paragraph of this Agreement;

“Annual Financial Statements” has the meaning given to it in Section 7(29);

“Applicable Securities Laws” means the Canadian Securities Laws and the U.S. Securities Laws;

“Business Day” means any day, other than a Saturday or Sunday, on which banks are open for business in Vancouver, British Columbia, Toronto, Ontario and New York, New York;

“Canadian Final Prospectus” has the meaning given to it in the fifth paragraph of this Agreement;

“Canadian Offering Documents” means each of the Canadian Preliminary Prospectus, the Canadian Final Prospectus, any Canadian Prospectus Amendment, including the Documents Incorporated by Reference and any Marketing Documents;

“Canadian Preliminary Prospectus” means the Initial Canadian Preliminary Prospectus, including the Documents Incorporated by Reference and, subsequent to the filing of the Amended and Restated Canadian Preliminary Prospectus, references to the “Canadian Preliminary Prospectus” shall mean the Initial Canadian Preliminary Prospectus, as amended by the Amended and Restated Canadian Preliminary Prospectus, including the Documents Incorporated by Reference;

“Canadian Prospectus Amendment” means any amendment to the Canadian Preliminary Prospectus or the Canadian Final Prospectus, including the Documents Incorporated by Reference;

“Canadian Securities Commissions” means the securities regulatory authorities in each of the Qualifying Jurisdictions;

“Canadian Securities Laws” means all applicable securities laws of each of the Qualifying Jurisdictions and the respective rules and regulations under such laws together with applicable published national, multilateral and local policy statements, instruments, notices, blanket orders and rulings of the securities regulatory authorities in the Qualifying Jurisdictions;

“CDS” means the CDS Clearing and Depository Services Inc.;

“Claim” has the meaning given to that term in Section 9(1);

“Closing Date” has the meaning given to it in Section 14;

“Closing Time” has the meaning given to it in Section 14;

“Co-Lead Underwriters” has the meaning given to it in the first paragraph of this Agreement;

“Commission” means the Ontario Securities Commission;

“Common Shares” means the common shares in the capital of the Corporation;

“Continuous Disclosure Materials” has the meaning given to that term in Section 7(9);

“Corporation” means Seabridge Gold Inc.;

“Courageous Lake Project” means the Corporation’s gold project located northeast of Yellowknife in the Northwest Territories, as more particularly described in the Continuous Disclosure Materials;

“Distribution” means “distribution” or “distribution to the public” as those terms are defined in the Applicable Securities Laws;

“Documents Incorporated by Reference” means all interim and annual financial statements, management’s discussion and analysis, business acquisition reports, management information circulars, annual information forms, material change reports, Marketing Documents and other documents that are or are required by Applicable Securities Laws to be incorporated by reference into the Offering Documents, as applicable;

“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System;

“Engagement” has the meaning given to that term in Section 9(1);

“environmental laws” has the meaning given to it in Section 7(44);

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“Final Prospectuses” means the Canadian Final Prospectus and the U.S. Final Prospectus;

“Financial Statements” means the annual financial statements of the Corporation included in the Documents Incorporated by Reference, including the notes to such statements and the related auditors’ report on such statements;

“Firm Shares” has the meaning given to it in the first paragraph of this Agreement;

“Form F-X” has the meaning given to it in the sixth paragraph of this Agreement;

“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board, as the same may be amended or supplemented from time to time;

“Indemnified Party” has the meaning given to it in Section 9(1);

“Initial Canadian Preliminary Prospectus” has the meaning given to it in the third paragraph of this Agreement;

“Initial Registration Statement” has the meaning given to it in the third paragraph of this Agreement;

“Iskut Project” means the Corporation’s gold resource property located in north-western British Columbia, as more particularly described in the Continuous Disclosure Materials;

“Issuer Free Writing Prospectus” means an “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Offered Shares that (i) is required to be filed with the SEC by the Corporation, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) under the Securities Act whether or not required to be filed with the SEC or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Offered Shares or of the Offering that does not reflect the final terms, in each case in the form filed or required to be filed with the SEC or, if not required to be filed, in the form retained in the Corporation’s records pursuant to Rule 433(g) under the Securities Act;

“ITA” means the Income Tax Act (Canada), as amended;

“KSM Project” means the Corporation’s gold-copper mineral resource property located in the Iskut-Stikine River region in north-western British Columbia, as more particularly described in the Continuous Disclosure Materials;

“Marketing Documents” means the marketing materials approved in accordance with Section 3(2);

“marketing materials” has the meaning given to it in NI 41-101;

“Material Adverse Effect” means any event, change or fact relating to the business, affairs, capital, operation, permits, contractual arrangements, assets, management, condition (financial or otherwise), business prospects, financial position, shareholders’ equity, results of operations, liabilities (absolute, accrued, contingent or otherwise) or properties of the Corporation and its consolidated interest in the Subsidiaries which, taken as a whole, would reasonably be expected to have a material and adverse effect on the Corporation or any fact, event, or change that would result in any Offering Document containing a misrepresentation;

“Material Contracts” means all of the material contracts and agreements of the Corporation and of the Subsidiaries;

“material change” means a material change in or relating to the Corporation for the purposes of Applicable Securities Laws or any of them, or where undefined under the Applicable Securities Laws of an Offering Jurisdiction means a change in or relating to the business, operations or capital of the Corporation and its Subsidiaries taken as a whole that would reasonably be expected to have a significant effect on the market price or value of any securities of the Corporation and includes a decision to implement such a change made by the board of directors of the Corporation or by senior management who believe that confirmation of the decision by the board of directors of the Corporation is probable;

“material fact” means a material fact for the purposes of Applicable Securities Laws or any of them, or where undefined under the Applicable Securities Laws of an Offering Jurisdiction means a fact that would reasonably be expected to have a significant effect on the market price or value of any securities of the Corporation;

“Material Properties” means the KSM Project and the Courageous Lake Project;

“Material Subsidiary” means Seabridge Gold (NWT) Inc., a company incorporated pursuant to the laws of the Northwest Territories;

“misrepresentation” means a misrepresentation for the purposes of the Applicable Securities Laws of an Offering Jurisdiction or any of them, or where undefined under the Applicable Securities Laws of an Offering Jurisdiction means: (i) an untrue statement of a material fact, or (ii) an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made;

“Money Laundering Laws” has the meaning given to it in Section 7(50);

“NI 43-101” means National Instrument 43-101 – Standards for Disclosure for Mineral Projects;

“NI 44-101” means National Instrument 44-101 – Short Form Prospectus Distributions;

“NI 51-102” means National Instrument 51-102 – Continuous Disclosure Obligations;

“NYSE” means the New York Stock Exchange;

“OFAC” has the meaning given to it in Section 7(56);

“Offered Shares” has the meaning given to it in the second paragraph of this Agreement;

“Offering” means the sale of Offered Shares pursuant to this Agreement;

“Offering Documents” means the Canadian Offering Documents and the U.S. Offering Documents;

“Offering Jurisdictions” means the United States and the Qualifying Jurisdictions;

“Offering Price” has the meaning given to it in the first paragraph of this Agreement;

“Option Closing Date” has the meaning given to it in Section 16(1);

“Option Closing Time” has the meaning given to it in Section 16(1);

“OSC” has the meaning given to it in the third paragraph of this Agreement;

“Over-Allotment Option” has the meaning given to it in the second paragraph of this Agreement;

“Passport Prospectus Receipt” means the receipt issued by the OSC, which is deemed to also be a receipt of each of the other Qualifying Authorities pursuant to Multilateral Instrument 11-102 — Passport System and National Policy 11-202 — Process for Prospectus Reviews in Multiple Jurisdictions, for the Canadian Preliminary Prospectus, the Canadian Final Prospectus and any Canadian Prospectus Amendment, as the case may be;

“Preliminary Prospectuses” means the Canadian Preliminary Prospectus and the U.S. Preliminary Prospectus;

“Property Rights” has the meaning given to it in Section 7(13);

“Purchasers” means, collectively, the purchasers of the Offered Shares arranged by the Underwriters pursuant to the Offering;

“Qualifying Authorities” means the Canadian Securities Commissions;

“Qualifying Jurisdictions” has the meaning given to it in the fifth paragraph of this Agreement;

“Registration Statement” has the meaning given to it in the fifth paragraph of this Agreement;

“Repayment Event” has the meaning given to it in Section 7(26);

“SEC” has the meaning given to it in the third paragraph of this Agreement;

“Securities Act” has the meaning given to it in the third paragraph of this Agreement;

“SEDAR” means the System for Electronic Document Analysis and Retrieval;

“Selling Firm” has the meaning given to it in Section 2(1);

“Subsidiaries” means, collectively, the Material Subsidiary, Seabridge Gold Corporation, Pacific Intermountain Gold, Corporation, 5555 Gold Inc., 5555 Silver Inc., SnipGold Corp., Hattrick Resources Corp. and Tuksi Mining & Development Company Ltd.;

“Supplementary Material” means, collectively, any amendment to the Offering Documents and any amendment or supplemental prospectus or ancillary materials that may be filed by or on behalf of the Corporation under Applicable Securities Laws relating to the Offering and/or the distribution of the Offered Shares;

“template version” has the meaning ascribed to such term in NI 41-101 and includes any revised template version of marketing materials as contemplated by NI 41-101;

“TSX” means the Toronto Stock Exchange;

“Underwriters” has the meaning given to it in the first paragraph of this Agreement;

“Underwriting Fee” has the meaning given to it in the eighth paragraph of this Agreement;

“Underwriters’ Expenses” has the meaning given to it in Section 17;

“U.S. Amended Prospectus” means a prospectus included (or deemed to be included) in any U.S. Registration Statement Amendment;

“U.S. Final Prospectus” means the Canadian Final Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC, included in the Registration Statement at the time it becomes effective, including the Documents Incorporated by Reference;

“U.S. Offering Documents” means the Registration Statement, the U.S. Preliminary Prospectus, the U.S. Final Prospectus and any U.S. Amended Prospectus;

“U.S. Preliminary Prospectus” means the Canadian Preliminary Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC, included in the Initial Registration Statement as amended at such time, including the Documents Incorporated by Reference therein;

“U.S. Registration Statement Amendment” means any amendment to the Initial Registration Statement, including in each case the exhibits and any schedules thereto, the Documents Incorporated by Reference and the documents otherwise deemed under applicable rules and regulations of the SEC to be a part thereof or included therein, including Amendment No. 1 to the Registration Statement Amendment No. 2 to the Registration Statement and any post-effective amendment to the Registration Statement filed with the SEC during the distribution of the Offered Shares;

“U.S. Securities Laws” means all applicable United States securities laws, including, without limitation, the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder; and

“United States” means the United States of America, its territories and possessions, and State of the United States and the District of Columbia.

(2)	Capitalized terms used but not defined herein have the meanings ascribed to them in the Canadian Preliminary Prospectus.

(3)	Any reference in this Agreement to a Section or Subsection shall refer to a section or subsection of this Agreement.

(4)	All words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties referred to in each case required and the verb shall be construed as agreeing with the required word and/or pronoun.

(5)	Any reference in this Agreement to “$” or to “dollars” shall refer to the lawful currency of the Canada, unless otherwise specified.

(6)	Any reference in this Agreement to “including” means including but not limited to.

(7)	The following are the schedules to this Agreement, which schedules are deemed to be a part hereof and are hereby incorporated by reference herein:

Schedule “A” – Issuer Free Writing Prospectuses

Schedule “B” – Royalties

Schedule “C” – Matters to be Addressed in the Corporation’s Canadian Counsel Opinion

Schedule “D” – Matters to be Addressed in the Corporation’s U.S. Counsel Opinion

Section 2                    Distribution of the Offered Shares

(1)	Each Underwriter shall be permitted to appoint additional investment dealers or brokers (each, a “Selling Firm”) as its agents in the Offering and each such Underwriter may determine the remuneration payable to such Selling Firm. The Underwriters may offer the Offered Shares, directly and through Selling Firms or any affiliate of an Underwriter, in the Offering Jurisdictions for sale to the public only in accordance with Applicable Securities Laws and in any jurisdiction outside of the Offering Jurisdictions (subject to Section 6 hereof) to purchasers permitted to purchase the Offered Shares only in accordance with Applicable Securities Laws and applicable securities laws in such jurisdiction, and upon the terms and conditions set forth in the Offering Documents and in this Agreement. Each Underwriter shall require any Selling Firm appointed by such Underwriter to agree to the foregoing and such Underwriter shall be severally responsible for the compliance by such Selling Firm with the provisions of this Agreement.

(2)	For purposes of this Section 2, the Underwriters shall be entitled to assume that the Offered Shares are qualified for Distribution in any Qualifying Jurisdiction where a Passport Prospectus Receipt shall have been obtained following the filing of the Canadian Final Prospectus, unless otherwise notified in writing by the Corporation.

(3)	The Underwriters shall promptly notify the Corporation when, in their opinion, the Distribution of the Offered Shares has ceased and will provide to the Corporation, as soon as practicable thereafter, a breakdown of the number of Offered Shares distributed in each of the Qualifying Jurisdictions where such breakdown is required for the purpose of calculating fees payable to the Qualifying Authorities and, if applicable, in the United States.

(4)	The Underwriters shall not, in connection with the services provided hereunder, make any representations or warranties with respect to the Corporation or its securities, other than as set out in the Agreement, in the Offering Documents or in any Issuer Free Writing Prospectus.

(5)	Notwithstanding the foregoing provisions of this Section 2, no Underwriter will be liable to the Corporation under this Section 2 with respect to a default by another Underwriter or another Underwriter’s duly registered broker-dealer affiliate in the United States or another Underwriter’s duly appointed Selling Firm, as the case may be.

(6)	The Underwriters acknowledge that the Corporation is not taking any steps to qualify the Shares for Distribution or register the Offered Shares or the Distribution thereof with any securities authority outside of the Offering Jurisdictions.

Section 3                    Filing of Final Prospectus; Due Diligence; Marketing Materials

(1)	During the period of the Distribution of the Offered Shares, the Corporation shall co-operate in all respects with the Underwriters to allow and assist the Underwriters to participate fully in the preparation of, and allow the Underwriters to approve the form and content of, the Offering Documents and any Issuer Free Writing Prospectus and shall allow the Underwriters to conduct all “due diligence” investigations which the Underwriters may reasonably require to fulfil the Underwriters’ obligations under Applicable Securities Laws as underwriters and in the case of the Canadian Preliminary Prospectus, the Amended and Restated Canadian Preliminary Prospectus, the Canadian Final Prospectus and any Canadian Prospectus Amendment to enable the Underwriters responsibly to execute any certificates required to be executed by the Underwriters.

(2)	Without limiting the generality of clause (1) above, during the distribution of the Offered Shares:

(a)	subject to Section 7(67), the Corporation shall prepare, in consultation with the Underwriters, and shall approve in writing, prior to the time that any such marketing materials are provided to potential Purchasers, a template version of any marketing materials reasonably requested to be provided by the Underwriters to any such potential Purchasers, and such marketing materials shall comply with Applicable Securities Laws and shall be acceptable in form and substance to the Underwriters and their counsel, acting reasonably;

(b)	the Underwriters shall approve a template version of any such marketing materials in writing prior to the time that such marketing materials are provided to potential Purchasers;

(c)	the Corporation shall file a template version of any such marketing materials on SEDAR as soon as reasonably practical after such marketing materials are so approved in writing by the Corporation and the Underwriters and in any event on or before the day the marketing materials are first provided to any potential Purchaser, and any comparables shall be removed from the template version in accordance with NI 44-101 prior to filing such on SEDAR (provided that if any such comparables are removed, the Corporation shall deliver a complete template version of any such marketing materials to the OSC), and the Corporation shall provide a copy of such filed template version to the Underwriters as soon as practicable following such filing; and

(d)	following the approvals and filings set forth in Sections 3(2)(a) to (c) above, the Underwriters may provide a limited use version of such marketing materials to potential Purchasers in accordance with Applicable Securities Laws.

(3)	The Corporation and each Underwriter, on a several basis, covenants and agrees not to provide any potential Purchaser with any marketing materials except for marketing materials which have been approved as contemplated in Section 3(2).

Section 4                    Material Changes

(1)	During the period from the date of this Agreement to the completion of the Distribution of the Offered Shares, the Corporation covenants and agrees with the Underwriters that it shall promptly notify the Underwriters in writing of:

(a)	any material change (actual, pending or, to the knowledge of the Corporation, threatened) in or relating to the business, affairs, operations, assets, liabilities (contingent or otherwise), capital or ownership of the Corporation and its Subsidiaries taken as a whole;

(b)	any material fact of which the Corporation has become aware and would have been required to have been stated in any of the Offering Documents or any Issuer Free Writing Prospectus had the fact arisen or been discovered on or prior to the date of such document;

(c)	any change in any material fact of which the Corporation has become aware (which for purposes of this Agreement shall be deemed to include the disclosure of any previously undisclosed material fact) contained in the Canadian Offering Documents, as they exist immediately prior to such change, which fact or change is, or may reasonably be expected to be, of such a nature as to render any statement in such Canadian Offering Documents, as they exist taken together in their entirety immediately prior to such change, misleading or untrue in any material respect or which would result in the Canadian Offering Documents, as they exist immediately prior to such change, containing a misrepresentation or which would result in the Canadian Offering Documents, as they exist immediately prior to such change, not complying with the laws of any Qualifying Jurisdiction in which the Offered Shares are to be offered for sale or which change would reasonably be expected to have a significant effect on the market price or value of any securities of the Corporation; or

(d)	the occurrence of any event of which the Corporation has become aware as a result of which (i) the Initial Registration Statement, the Registration Statement or any U.S. Registration Statement Amendment, in each case as amended immediately prior to such occurrence, would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) the U.S. Preliminary Prospectus, the U.S. Final Prospectus, any U.S. Amended Prospectus or any Issuer Free Writing Prospectus, in each case as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they are made, not misleading.

(2)	The Underwriters agree, and will require each Selling Firm to agree, to cease the Distribution of the Offered Shares upon the Underwriter receiving written notification of any change or material fact with respect to any Offering Document contemplated by this Section 4 and to not recommence the Distribution of the Offered Shares until Supplementary Materials disclosing such change are filed in such Offering Jurisdiction.

(3)	The Corporation shall, to the reasonable satisfaction of the Underwriters’ counsel, promptly comply with all applicable filing and other requirements under Applicable Securities Laws whether as a result of such change, material fact or otherwise; provided that the Corporation shall not file any Supplemental Material or other document without first providing the Underwriters with a copy of such Supplemental Material or other document and consulting with the Underwriters with respect to the form and content thereof and shall not file any Supplemental Material without the consent of the Underwriters, acting reasonably.

(4)	If during the Distribution of the Offered Shares there is any change in any Applicable Securities Laws, which, in the reasonable opinion of the Underwriters, results in a requirement to file a Canadian Prospectus Amendment or U.S. Registration Statement Amendment, the Corporation shall, to the reasonable satisfaction of the Underwriters’ counsel and subject to the proviso in clause (2) above, make any such filing under Applicable Securities Laws as soon as reasonably possible.

(5)	The Corporation shall in good faith discuss with the Underwriters any fact or change in circumstances (actual, pending or, to the knowledge of the Corporation, threatened, financial or otherwise) which is of such a nature that there is reasonable doubt whether written notice need be given under this Section 4.

Section 5                    Deliveries to the Underwriters

(1)	The Corporation shall deliver or cause to be delivered to the Underwriters, forthwith:

(a)	copies of the Initial Canadian Preliminary Prospectus, the Amended and Restated Canadian Preliminary Prospectus, the Canadian Final Prospectus and any Marketing Documents duly signed as required by the laws of all of the Qualifying Jurisdictions;

(b)	copies of the Initial Registration Statement, the Amendment No. 1 to the Initial Registration Statement and the Amendment No. 2 to the Initial Registration Statement, in each case signed as required by the Securities Act and the rules and regulations of the SEC thereunder and any documents included as exhibits to any such registration statement;

(c)	copies of any Canadian Prospectus Amendment required to be filed under Section 4 hereof duly signed as required by the laws of all of the Qualifying Jurisdictions; and

(d)	any U.S. Registration Statement Amendment required to be filed under Section 4 hereof, signed as required by the Securities Act and the rules and regulations of the SEC thereunder and any documents included as exhibits thereto.

(2)	The Corporation shall forthwith cause to be delivered to the Underwriters in such cities in the Offering Jurisdictions as they may reasonably request, without charge, such numbers of commercial copies of the Canadian Preliminary Prospectus, Canadian Final Prospectus and any Marketing Documents and the U.S. Preliminary Prospectus and U.S. Final Prospectus, excluding in each case the Documents Incorporated by Reference, as the Underwriters shall reasonably require. The Corporation shall similarly cause to be delivered to the Underwriters commercial copies of any Canadian Prospectus Amendment or U.S. Amended Prospectus, excluding in each case the Documents Incorporated by Reference. The Corporation agrees that such deliveries shall be effected as soon as possible and, in any event, (i) in Toronto and New York not later than 12:00 noon E.S.T. on March 31, 2017, and in all other cities by 12:00 noon local time, on the next Business Day, with respect to the Canadian Preliminary Prospectus and the U.S. Preliminary Prospectus, and (ii) in Toronto and New York with respect to the Canadian Final Prospectus, the U.S. Final Prospectus, any Marketing Documents, any Canadian Prospectus Amendment and any U.S. Amended Prospectus by 12:00 noon E.S.T. on the Business Day following the delivery by the Commission of the Passport Prospectus Receipt for the Canadian Final Prospectus or Canadian Prospectus Amendment, as the case may be, and in all other cities by 12:00 noon local time, on the next Business Day, provided that the Underwriters have given the Corporation written instructions as to the number of copies required and the places to which such copies are to be delivered not less than 24 hours prior to the time requested for delivery. Such delivery shall also confirm that the Corporation consents to the use by the Underwriters and Selling Firms of the Offering Documents in connection with the Distribution of the Offered Shares in compliance with the provisions of this Agreement.

(3)	By the act of having delivered the Offering Documents to the Underwriters, the Corporation shall have represented and warranted to the Underwriters that all information and statements (except information and statements relating solely to the Underwriters) contained in such documents, at the respective dates of initial delivery thereof, comply with the Applicable Securities Laws and are true and correct in all material respects, and that such documents, at such dates, do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and constitute full, true and plain disclosure of all material facts relating to the Corporation and the Offering as required by the Applicable Securities Laws.

(4)	The Corporation shall also deliver or cause to be delivered to the Underwriters, concurrently with the filing of the Canadian Final Prospectus with the OSC, a “long form” comfort letter of KPMG LLP, in form and substance satisfactory to the Underwriters, acting reasonably, addressed to the Underwriters and the directors of the Corporation, with respect to certain financial and accounting information relating to the Corporation and its Subsidiaries and affiliates contained in the Offering Documents, which letter shall be in addition to the auditors’ report incorporated by reference in the Canadian Final Prospectus, the Registration Statement and the U.S. Final Prospectus.

Section 6                    Regulatory Approvals

The Corporation will on a timely basis make all necessary filings, obtain all necessary consents and approvals (if any) and pay all filing fees required to be paid in connection with the transactions contemplated by this Agreement. The Corporation will qualify the Offered Shares for offering and sale under the Applicable Securities Laws of the Offering Jurisdictions and in such other jurisdictions as the Underwriters and Corporation may agree and maintain such qualifications in effect for so long as required for the Distribution of the Offered Shares; provided, however, that (i) the Corporation shall not be obligated to make any material filing, file any prospectus, registration statement or similar document, consent to service of process, or qualify as a foreign corporation or as a dealer in securities in any of such other jurisdictions, or subject itself to taxation in respect of doing business in any of such other jurisdictions in which it is not otherwise so subject, or become subject to any additional periodic reporting or continuous disclosure obligations in such other jurisdictions, and (ii) the Underwriters and the Selling Firms shall comply with the applicable laws in any such designated jurisdiction in making offers and sales of Offered Shares therein.

Section 7                    Representations and Warranties of the Corporation

The Corporation represents and warrants to the Underwriters and acknowledges that the Underwriters are relying upon such representations and warranties in entering into this Agreement, that:

(1)	The Corporation is duly incorporated, validly existing and in good standing under the corporate laws of its jurisdiction of incorporation and no proceedings have been instituted or, to the knowledge of the Corporation, are pending for the dissolution or liquidation or winding-up of the Corporation.

(2)	All of the shares of the Subsidiaries are legally and beneficially owned by the Corporation, free and clear of all liens, charges and encumbrances of any kind whatsoever.

(3)	Other than the Material Subsidiary, the Corporation has no material subsidiaries.

(4)	The Subsidiaries are the only subsidiaries of the Corporation and each of the Subsidiaries is duly incorporated, validly existing and in good standing under the laws of their jurisdiction of incorporation and no proceedings have been instituted or, to the knowledge of the Corporation, are pending for the dissolution or liquidation or winding-up of the Subsidiaries.

(5)	As at the date hereof, the Issuer is a “reporting issuer” in each of the Qualifying Jurisdictions within the meaning of the Canadian Securities Laws in such jurisdictions and is not currently in material default of any requirement of the Applicable Securities Laws and the Corporation is not included on a list of defaulting reporting issuers maintained by any of the Qualifying Authorities.

(6)	The Common Shares have been registered pursuant to Section 12(b) of the Exchange Act. The Common Shares are listed for trading on the TSX and the NYSE and the Corporation is not in material default of any of the listing requirements of the TSX and the NYSE applicable to the Corporation.

(7)	None of the Qualifying Authorities, the SEC, any other securities regulatory authority, any stock exchange nor any similar regulatory authority has issued any order which is currently outstanding preventing or suspending trading in any securities of the Corporation or the use of any Offering Document and no proceedings for such purposes have been instituted or are pending or, to the knowledge of the Corporation, are threatened.

(8)	The authorized capital of the Corporation consists of an unlimited number of Common Shares without par value and an unlimited number of Preferred Shares, issuable in series, of which 54,460,531 Common Shares and no Preferred Shares were issued and outstanding as of the close of business on March 29, 2017. All of the issued and outstanding Common Shares are fully paid and non-assessable and have been duly and validly authorized and issued, in compliance with applicable laws.

(9)	All reports and other documents previously published or filed by the Corporation with, or furnished by the Corporation to, the Qualifying Authorities and the SEC since January 1, 2015 (the “Continuous Disclosure Materials”) do not contain any untrue statement of a material fact or omit to state a material fact that is required to be stated or that is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, as of the date of the statements in the Continuous Disclosure Materials and were prepared in accordance with and comply in all material respects with Applicable Securities Laws and the Corporation is not in default of its filings under, nor has it failed to file, publish or furnish any report or other document required to be filed, published or furnished under Applicable Securities Laws.

(10)	Other than as disclosed in the Continuous Disclosure Materials, as set forth in any impact benefits agreement with an aboriginal group or in respect of Common Shares issuance upon exercise of stock options or restricted share units granted by the Company, no person, firm or corporation has any agreement, option, right or privilege, whether pre-emptive, contractual or otherwise, capable of becoming an agreement for the purchase, acquisition, subscription for or issuance of, any of the unissued shares of the Corporation or the Subsidiaries, or other securities convertible, exchangeable or exercisable for shares of the Corporation or the Subsidiaries and all securities of the Corporation have been duly and validly authorized and issued, in compliance with applicable laws.

(11)	Each of the Corporation and the Subsidiaries has the requisite corporate power and capacity to own the assets owned by it and to carry on the business carried on by it, and each of the Corporation and the Subsidiaries holds all material licenses and permits that are required for carrying on its business in the manner in which such business has been carried on and is duly qualified to carry on business in all jurisdictions in which it carries on business.

(12)	Each of the Corporation and the Material Subsidiary, as applicable, has good title to the Material Properties, free and clear of all material liens, charges and encumbrances of any kind whatsoever other than the royalties set forth in Schedule “B” hereto and encumbrances registered as security for such royalty obligations. The Corporation, through wholly-owned Subsidiaries, has good title to the Iskut Property, free and clear of all material liens, charges and encumbrances of any kind whatsoever other than royalties thereon.

(13)	All material property, options, leases, concessions, claims or other, direct or indirect, interests in natural resource properties and surface rights for exploration and exploitation, extraction and other material mineral property rights in which the Corporation or Subsidiaries holds an interest or right (collectively, the “Property Rights”) are or will be completely and accurately described in the Preliminary Prospectuses and the Final Prospectuses and the Corporation or the Subsidiaries is the legal and beneficial owner of such Property Rights and the Property Rights are in good standing and are valid and enforceable and are free and clear of any liens, charges or encumbrances, except as disclosed in the Preliminary Prospectuses and the Final Prospectuses.

(14)	No material property rights, easements, rights of way, access rights (including but not limited to any mineral, geothermal and water rights) other than the Property Rights are necessary for the conduct of the business of the Corporation and the Subsidiaries as currently being conducted, and there are no material restrictions on the ability of the Corporation or the Subsidiaries to use or otherwise exploit any such Property Rights, and there is no claim, or to the knowledge of the Corporation, basis for a claim that may adversely affect such rights in any respects.

(15)	Other than:

(a)	general assertions of claims to aboriginal rights and title in respect of the traditional territories of the Tahltan Nation, which covers a portion of the KSM Project;

(b)	general assertions of claims to aboriginal rights and title in respect of the traditional territories of the Tsetsaut Skii km Lax Ha, which covers all of the KSM Project;

(c)	rights of the Nisga’a Nation relating to the Nass Area under the Nisga’a Final Agreement, which covers a portion of the KSM Project;

(d)	general assertions of claims to aboriginal rights and title in respect of the traditional territories of the Yellowknives Dene First Nation, which covers all of the Courageous Lake Project; and

(e)	rights of the Tlicho Nation relating to shared use areas under the Tlicho Land Claims and Self-Government Agreement, which covers a portion of the Courageous Lake Project,

there are no claims with respect to indigenous persons’ rights currently pending or, to the knowledge of the Corporation, threatened with respect to any of the Property Rights.

(16)	The Corporation and the Subsidiaries have all material licenses, registrations, qualifications, permits, consents and authorizations necessary for the conduct of the business of the Corporation and the Subsidiaries as currently conducted and all such licenses, registrations, qualifications, permits, consents and authorizations are valid and subsisting and in good standing in all material respects.

(17)	There are no agreements, contracts, arrangements or understandings (written or oral) or other documents of the Corporation, or to the knowledge of the Corporation, of any third party, required to be described in the Offering Documents which have not been described or filed as required pursuant to the U.S. Securities Laws, as applicable.

(18)	Except as set forth in or incorporated by reference in the Offering Documents, as disclosed in the Continuous Disclosure Materials, as set forth in any impact benefits agreement with an aboriginal group or in respect of Common Shares issuable upon exercise of stock options or restricted share units granted by the Company, (i) no person, as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act (each, a “Person”), has the right, contractual or otherwise, to cause the Corporation to issue or sell to such Person any Common Shares or other securities of the Corporation, (ii) the Corporation has not granted to any Person any pre-emptive rights, rights of first refusal, or any similar rights with respect to any Common Shares or other securities of the Corporation, and (iii) no Person has the right, contractual or otherwise, to require the Corporation to register under the Securities Act or qualify for distribution under Canadian Securities Laws any Common Shares or other securities of the Corporation, or to include any such Common Shares or other securities in the Offering Documents, whether as a result of the filing of the Offering Documents (or the Documents Incorporated by Reference) or the sale of the Offered Shares as contemplated thereby or otherwise.

(19)	All assessments or other work required to be performed in relation to the material mining claims and/or concessions and the mining rights with respect to the Material Properties in order to maintain the Corporation’s interest therein have been performed to date or the requisite payments in lieu thereof have been made to date, and the Corporation and the Subsidiaries have complied in all material respects with all applicable governmental laws, regulations and policies in this connection as well as with regard to legal, contractual obligations to third parties in this connection except for any non-compliance which would not either individually or in the aggregate have a Material Adverse Effect on the Corporation or the Subsidiaries.

(20)	Other than the royalties set forth in Schedule “B”, the Corporation and the Subsidiaries do not have any responsibility or obligation to pay or have paid on its behalf any commission, royalty or similar payment to any person with respect to its Property Rights in connection with the KSM Project and the Courageous Lake Project.

(21)	All of the technical information included or incorporated by reference in the Continuous Disclosure Materials has been reviewed by a “qualified person” as required by NI 43-101.

(22)	The technical reports filed by the Corporation with the Regulatory Authorities have been prepared in accordance with NI 43-101, and the Corporation has complied with, and is in compliance with, NI 43-101 in all material respects.

(23)	The information included in the Documents Incorporated by Reference and technical reports of the Corporation relating to the estimates by the Corporation and the Subsidiaries of mineral reserves and resources within the Material Properties and the Iskut Property (i) has been reviewed and verified by a “qualified person” as required by NI 43-101; (ii) the information upon which the estimates of mineral reserves and mineral resources were based, was, to the knowledge of the Corporation, at the time of delivery thereof, complete and accurate in all material respects, and (iii) there have been no material changes to such information since the date of delivery or preparation thereof other than material changes that have been or will have been disclosed in the Preliminary Prospectuses and the Final Prospectuses.

(24)	Each of the Corporation and the Subsidiaries has conducted and is conducting its business in compliance in all material respects with all applicable laws, rules and regulations of each jurisdiction in which its business is carried on, is in compliance in all material respects with all terms and provisions of all contracts, agreements, indentures, leases, policies, instruments and licenses that are material to the conduct of its business and all such contracts, agreements, indentures, leases, policies, instruments and licenses are valid and binding in accordance with their terms and in full force and effect, and no breach or default by the Corporation or the Subsidiaries, or event which with notice or lapse of time or both, could constitute a breach or default by the Corporation or the Subsidiaries, exists with respect thereto, which would either individually or in the aggregate result in a Material Adverse Effect.

(25)	The Corporation has all requisite corporate power and authority to enter into this Agreement and to perform the transactions contemplated hereby, and the sale by the Corporation of the Offered Shares has been duly authorized by all necessary corporate action of the Corporation, and this Agreement has been duly executed and delivered by the Corporation and this Agreement will upon execution and delivery in accordance with the terms hereof be, a valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms, subject to bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally and except as limited by the application of equitable remedies which may be granted in the discretion of a court of competent jurisdiction and that enforcement of the rights to indemnity and contribution set out in this Agreement may be limited by applicable law.

(26)	Neither the Corporation nor any of the Subsidiaries is in violation of its constating documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, license or other agreement or instrument to which the Corporation or any of the Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Corporation or any of the Subsidiaries is subject (collectively, “Agreements and Instruments”). The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and the use of the proceeds from the sale of the Offered Shares, and compliance by the Corporation with its obligations hereunder, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien upon any property or assets of the Corporation or any of the Subsidiaries pursuant to the Agreements and Instruments, nor will such action result in any violation or conflict with the provisions of the constating documents of the Corporation or any of the Subsidiaries or any existing applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Corporation or any of the Subsidiaries or their assets, properties or operations, except for such violations or conflicts that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Corporation or any of the Subsidiaries.

(27)	Computershare Investor Services Inc. at its principal office in the City of Toronto, Ontario has been duly appointed as the registrar and transfer agent for the Common Shares and, through its offices in Golden, Colorado, Computershare Trust Company, N.A. has been duly appointed as the U.S. registrar and transfer agent for the Common Shares.

(28)	The minute books and records of the Corporation and the Material Subsidiary made available to counsel for the Underwriters in connection with its due diligence investigation of the Corporation, as the case may be, to the date of this Agreement are all of the minute books and records of the Corporation and contain copies of all material proceedings (or certified copies thereof or drafts thereof pending approval or full execution) of the shareholders, the directors and all committees of directors of the Corporation and the Subsidiaries to the date of review of such corporate records and minute books and there have been no other meetings, resolutions or proceedings of the shareholders, directors or any committees of the directors of the Corporation or the Material Subsidiary to the date of this Agreement not reflected in such minute books and other records other than minutes of the Board of Directors meetings of November 8, 2016 and January 19, 2017 and resolutions of the Board of Directors dated May 4, 2016.

(29)	The audited annual financial statements of the Corporation for its fiscal year ended December 31, 2016 and notes thereto (the “Annual Financial Statements”) are accurate in all material respects and present fairly the financial position and results of the operations of the Corporation for the period then ended and such financial statements have been prepared in accordance with IFRS.

(30)	The Corporation maintains, and will maintain, at all times prior to the Closing Date a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS, and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and, if necessary, appropriate action is taken with respect to any difference, (v) material information relating to the Corporation and the Subsidiaries is made known to those responsible for the preparation of the financial statements during the period in which the financial statements have been prepared and that such material information is disclosed to the public within the time periods required by applicable laws, and (vi) all significant deficiencies and material weaknesses in the design or operation of such internal controls that could adversely affect any of the Corporation’s or the Subsidiaries’ ability to disclose to the public information required to be disclosed by them in accordance with applicable law and all fraud, whether or not material, that involves management or employees that have a significant role in the Corporation’s or the Subsidiaries’ internal controls have been disclosed to the audit committee of the Corporation

(31)	There has been no change in accounting policies or practices of the Corporation on a consolidated basis, since December 31, 2016.

(32)	The audit committee of the Corporation is comprised and operates in accordance with the requirements of National Instrument 52-110 – Audit Committees of the Qualifying Authorities, Rule 10A-3 under the Exchange Act and the listing rules of the NYSE that are applicable to the Corporation.

(33)	Neither the Corporation nor any of its Subsidiaries is indebted or under any obligation to any of its respective directors, officers or shareholders, on any account whatsoever, other than for (i) payment of salary, directors’ fees, bonus and other employment or consulting compensation, (ii) reimbursement for expenses duly incurred in connection with the business of the Corporation, and (iii) for other standard employee benefits made generally available to all employees.

(34)	The Corporation and the Subsidiaries have not guaranteed or agreed to guarantee any debt, liability or other obligation of any kind whatsoever of any person, firm or corporation whatsoever.

(35)	None of the directors, officers or shareholders of the Corporation or its Subsidiaries is indebted to or under any financial obligation to the Corporation or the Subsidiaries, on any account whatsoever.

(36)	There are no material liabilities of the Corporation, whether direct, indirect, absolute, contingent or otherwise which are not disclosed or reflected in the Financial Statements.

(37)	Since December 31, 2016, there has not been any adverse material change of any kind whatsoever in the financial position or condition of the Corporation or its Subsidiaries or any damage, loss or other change of any kind whatsoever in circumstances materially affecting its business, affairs, capital, prospects or assets, or the right or capacity of the Corporation or its Subsidiaries to carry on its business not disclosed in any material change report filed by the Corporation in accordance with Applicable Securities Laws, such business having been carried on in the ordinary course.

(38)	All contracts and agreements material to the Corporation and the Subsidiaries other than those entered into in the ordinary course of its business as presently conducted have been disclosed in the Preliminary Prospectuses and the Final Prospectuses and neither the Corporation nor any of the Subsidiaries has approved or entered into any binding agreement in respect of, nor has any knowledge of, the purchase of any material property or assets or any interest therein or the sale, transfer or other disposition of any material property or assets or any interest therein currently owned, directly or indirectly, by the Corporation or the Subsidiaries, whether by asset sale, transfer of shares or otherwise, except as disclosed in the Preliminary Prospectuses and the Final Prospectuses.

(39)	There are no amendments to the Material Contracts that have been, are required to be or, to the knowledge of the Corporation or any of the Subsidiaries, are proposed to be, made.

(40)	All tax returns, reports, elections, remittances, filings, withholdings and payments of the Corporation and the Subsidiaries required by applicable laws to have been filed or made, have been filed or made (as the case may be) and are substantially true, complete and correct and all taxes owing of the Corporation as at December 31, 2016 have been paid or accrued in the Annual Financial Statements.

(41)	The Corporation and its Material Subsidiary have been assessed for all applicable taxes to and including the year ended December 31, 2015 and have received all appropriate refunds, made adequate provision for taxes payable for all subsequent periods and, other than as fully disclosed and provided for in the December 31, 2016 consolidated financial statements, pertaining to a portion of 2010 and 2011 BCMETC claims, the Corporation is not aware of any material contingent tax liability of the Corporation or its Subsidiaries not adequately reflected in the Financial Statements.

(42)	To the best of its knowledge, no examination of any tax return of the Corporation or any of the Subsidiaries is currently in progress and other than the 2010 and 2011 reassessments related to the BCMETC claims and objection filed by the Company and fully disclosed in the December 31, 2016 financial statements there are no material issues or disputes outstanding with any governmental authority respecting any taxes that have been paid, or may be payable by the Corporation or any of the Subsidiaries. There are no agreements, waivers or other arrangements with any taxation authority providing for an extension of time for any assessment or reassessment of taxes with respect to the Corporation or any of the Subsidiaries.

(43)	There are no material actions, suits, judgments, investigations or proceedings of any kind whatsoever outstanding or, to the Corporation’s knowledge, pending, threatened against or affecting the Corporation or any of the Subsidiaries, or to the Corporation’s knowledge, its directors or officers at law or in equity or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau or agency of any kind whatsoever.

(44)	In connection with the ownership, use, maintenance or operation of its property and assets, none of the Corporation nor any of the Subsidiaries has any knowledge of a material violation of any applicable federal, provincial, state, municipal or local laws, by-laws, regulations, orders, policies, permits, licenses, certificates or approvals having the force of law, domestic or foreign, relating to environmental, health or safety matters or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “environmental laws”). Without limiting the generality of the foregoing:

(a)	each of the Corporation and the Subsidiaries has occupied its properties and has received, handled, used, stored, treated, shipped and disposed of all hazardous or toxic substances or wastes, pollutants or contaminants in material compliance with all applicable environmental laws, except for a fuel spill at its Courageous Lake property which has been cleaned up, the tailings facility for the old Johnny Mountain mine and certain sites around the old Johnny Mountain mine in which equipment, materials and mine structures have been buried or not properly closed, each of which is not material to the Corporation, and has received all permits, licenses or other approvals required of them under applicable environmental laws to conduct their respective businesses; and

(b)	there are no orders, rulings or directives issued against the Corporation or any of the Subsidiaries and to the knowledge of the Corporation there are no orders, rulings or directives pending or threatened against the Corporation or any of the Subsidiaries under or pursuant to any environmental laws requiring any work, repairs, construction or capital expenditures with respect to any property or assets of the Corporation, although the Corporation is working with the British Columbia Ministry of Energy and Mines, the British Columbia Ministry of Environmental and the Tahltan Nation to formulate a responsible reclamation plan to address environmental non-compliance at the old Johnny Mountain mine site..

(45)	Other than as set forth in the materials disclosed to the Underwriters during their due diligence investigations, no notice with respect to any of the matters referred to in the immediately preceding paragraph, including any alleged violations by the Corporation or any of the Subsidiaries with respect thereto has been received by the Corporation or any of the Subsidiaries and no writ, injunction, order or judgement is outstanding, and no legal proceeding under or pursuant to any environmental laws or relating to the ownership, use, maintenance or operation of the property and assets of the Corporation or any of the Subsidiaries is in progress, or, to the knowledge of the Corporation, threatened or pending, which could be expected to have a Material Adverse Effect on the Corporation or any of the Subsidiaries, and, to the knowledge of the Corporation, there are no grounds or conditions which exist, on or under any property now or previously owned, operated or leased by the Corporation or any of the Subsidiaries, on which any such legal proceeding might be commenced.

(46)	None of the Corporation, the Subsidiaries nor, to the knowledge of the Corporation, any of their directors or officers are in breach of any law, ordinance, statute, regulation, by-law, order or decree of any kind whatsoever where non-compliance would have a Material Adverse Effect on the Corporation or the Subsidiaries.

(47)	The auditors who audited the Annual Financial Statements are and have been independent public accountants as required under Applicable Securities Laws and there has never been a “reportable event” (within the meaning of National Instrument 51-102 Continuous Disclosure Obligations) between the Corporation and such auditors nor has there been any event which has led any of the Corporation’s current auditors to threaten to resign as auditors.

(48)	Except as provided herein, there is no person, firm or corporation which has been engaged by the Corporation to act for the Corporation and which is entitled to any brokerage or finder’s fee in connection with this Agreement or the transactions contemplated hereunder.

(49)	None of the Corporation, the Subsidiaries nor any of their employees or agents have made any unlawful contribution or other payment to any official of, or candidate for, any federal, state, provincial or foreign office, or failed to disclose fully any contribution in violation of any law, or made any payment to any foreign, Canadian, provincial or governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by applicable laws, in a manner that would reasonably be expected to have a Material Adverse Effect.

(50)	The operations of the Corporation are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the money laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental authority (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental authority or any arbitrator non-governmental authority involving the Corporation with respect to the Money Laundering Laws is to the best knowledge of the Corporation pending or threatened.

(51)	No material labour dispute with the employees of the Corporation or the Subsidiaries currently exists or, to the knowledge of the Corporation or the Subsidiaries, is imminent and none of the Corporation nor the Subsidiaries is a party to any collective bargaining agreement and, to the knowledge of the Corporation, no action has been taken or is contemplated to organize any employees of the Corporation or the Subsidiaries.

(52)	No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of any court or governmental authority or agency is necessary or required for the performance by the Corporation of its obligations hereunder, in connection with the Offering in the Qualifying Jurisdictions and the United States, or the consummation of the transactions contemplated by this Agreement, except filings with the TSX and the NYSE and the securing of their approval to the Offering and the filing of the Preliminary Prospectuses and the Final Prospectuses and the issue of the Passport Prospectus Receipt or such as have been already obtained, or as may be required, under Applicable Securities Laws.

(53)	All information and documentation concerning the Corporation and the Subsidiaries (including but not limited to the Property Rights and Material Contracts), the Offered Shares, and the Offering, that has been provided to the Underwriters on their request by the Corporation in connection with this Agreement is accurate and complete in all material respects and does not contain any misrepresentations.

(54)	No action has been taken by any persons which would in any way limit, restrict or cause interference with any mineral exploration and development work which the Corporation currently proposes to carry out on the Corporation’s Material Properties.

(55)	None of the Corporation or any of its Subsidiaries and the businesses now run by the Corporation or any of its Subsidiaries, and none of the directors, officers, supervisors, managers, agents, employees or other persons associated with or acting on behalf of the Corporation or any of its Subsidiaries has, to their knowledge (i) made or authorized any contribution, payment or gift of funds, property or anything else of value to any official, employee or agent of any governmental agency, authority or instrumentality in the United States or any other jurisdiction, (ii) used any corporate funds, or made any direct or indirect unlawful payment from corporate funds, to any foreign or domestic government official or employee or for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or the Corruption of Foreign Public Officials Act (Canada), including making any contribution to any candidate for public office, in either case, where either the payment or gift or the purpose of such contribution, payment or gift was or is prohibited under the foregoing or any other applicable law, rule or regulation of any locality; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(56)	None of the Corporation, any of its Subsidiaries or, to the knowledge of the Corporation, any director, officer, or employee of the Corporation or any of its Subsidiaries is currently subject to U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Corporation will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(57)	The representations and warranties of the Corporation contained in this Section 7 of the Agreement shall be true at the Closing Time as though they were made at the Closing Time and they shall survive the completion of the transactions contemplated under this Agreement.

(58)	The Corporation is eligible to file the Canadian Preliminary Prospectus and the Canadian Final Prospectus in each of the Qualifying Jurisdictions pursuant to applicable Canadian Securities Laws and on the date of and upon filing of the Canadian Final Prospectus there will be no documents required to be filed under the Canadian Securities Laws in connection with the distribution of the Offered Shares that will not have been filed as required.

(59)	The auditors of the Corporation have not provided any material comments or recommendations to the Corporation regarding its accounting policies, internal control systems or other accounting or financial practices that have not been implemented by the Corporation.

(60)	The Corporation maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and has been designed by the Corporation’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS including but not limited to internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with IFRS and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Management of the Corporation assessed internal control over financial reporting of the Corporation as of December 31, 2016 and concluded internal control over financial reporting was effective as of such date. Since the date of the Financial Statements, there has been no change in the Corporation’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Corporation’s internal control over financial reporting. The Corporation is not aware of any material weaknesses or significant deficiencies in its internal control over financial reporting.

(61)	The Corporation maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed so that information required to be disclosed by the Corporation in the reports that it files or submits under the Exchange Act is made known to the Corporation’s management and is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms; such disclosure controls and procedures were effective as of December 31, 2016.

(62)	Neither the Corporation nor any of the Subsidiaries, nor to the knowledge of the Corporation, any of the Corporation’s affiliates, has taken, nor will the Corporation, any Subsidiary or, to the knowledge of the Corporation, any such affiliate take, directly or indirectly, any action that has constituted, or that might reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Corporation in connection with the Offering to facilitate the sale or resale of the Offered Shares.

(63)	The Corporation is not and, after giving effect to the Offering and the application of the proceeds thereof as described in the Offering Documents under the heading “Use of Proceeds,” will not be an “investment company,” required to be registered as an investment company, under the Investment Company Act of 1940, as amended.

(64)	The Corporation meets the general eligibility requirements for the use of Form F-10 under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Corporation or any Offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Offered Shares and at the date hereof, the Corporation was not and is not an “ineligible issuer”, as defined in Rule 405 under the Securities Act. The Corporation also has prepared and filed with the SEC at the time of the initial filing a Form F-X.

(65)	The Canadian Preliminary Prospectus complied, as of the time of filing thereof, and all other Canadian Offering Documents as of the time of filing thereof will comply, in all material respects with the applicable requirements of Canadian Securities Laws; the Canadian Preliminary Prospectus, as of the time of filing thereof, did not, and all other Canadian Offering Documents, as of the time of filing thereof and as of the Closing Time and the Option Closing Time, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Canadian Preliminary Prospectus, as of the time of filing thereof, constituted, and all other Canadian Offering Documents, as of the time of filing thereof and as of the Closing Time and the Option Closing Time as the case may be, will constitute, full, true and plain disclosure of all material facts relating to the Offered Shares and to the Corporation; provided, however, that this representation and warranty shall not apply to any information contained in or omitted from any Canadian Offering Document in reliance upon and in conformity with information furnished in writing to the Corporation by or on behalf of any Underwriter specifically for use therein.

(66)	As of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment thereto complied and will comply in all material respects with the Securities Act and the applicable rules and regulations of the SEC, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; the U.S. Preliminary Prospectus complied, as of the time of filing thereof, and the U.S. Final Prospectus and any U.S. Amended Prospectus, as of the time of filing thereof, will comply, in all material respects with the applicable requirements of U.S. Securities Laws; the U.S. Preliminary Prospectus, as of the time of filing thereof, did not, and the U.S. Final Prospectus and any U.S. Amended Prospectus, as of the time of filing thereof and as of the Closing Time and the Option Closing Time, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading provided, however, that this representation and warranty shall not apply to any information contained in or omitted from any U.S. Offering Document in reliance upon and in conformity with information furnished in writing to the Corporation by or on behalf of any Underwriter specifically for use therein.

(67)	The Corporation (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any Issuer Free Writing Prospectus related to the Offering that is a “written communication” (as defined in Rule 405 under the Securities Act), except in accordance with Section 3 hereof. Each such Issuer Free Writing Prospectus complied in all material respects with the applicable U.S. Securities Laws, has been or will be (within the time period specified in Rule 433 under the Securities Act) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the U.S. Preliminary Prospectus, and each such Issuer Free Writing Prospectus (collectively, the “General Disclosure Package”), did not, and as of the applicable time of sale for purposes of Section 12(a)(2) of the Securities Act (the “Applicable Time”), and as of Closing Time and the Option Closing Time, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any information contained in or omitted from the any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Corporation by or on behalf of any Underwriter specifically for use therein. Each such Issuer Free Writing Prospectus did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the U.S. Final Prospectus.

Section 8                    Representations, Warranties and Covenants of the Underwriters

(1)	Each Underwriter hereby severally, and not jointly, nor jointly and severally, represents and warrants to the Corporation that:

(a)	it is, and will remain so, until the completion of the Offering, appropriately registered under Applicable Securities Laws so as to permit it to lawfully fulfill its obligations hereunder; and

(b)	it has good and sufficient right and authority to enter into this Agreement and complete the transactions contemplated under this Agreement on the terms and conditions set forth herein.

(2)	Each of the Underwriters hereby covenants and agrees with the Corporation to the following:

(a)	any offers or sales of the Offered Shares in the United States will be conducted through the Underwriters, or one or more affiliates of the Underwriters (or Selling Firms), duly registered in compliance with Applicable Securities Law and the requirements of FINRA, as applicable; and such Underwriter will comply with Applicable Securities Laws in connection with the offer and sale and distribution of the Offered Shares;

(b)	such Underwriter shall not, directly or indirectly, solicit offers to purchase or sell the Offered Shares or deliver any Offering Document so as to require registration of the Offered Shares or filing of a prospectus or registration statement with respect to the Offered Shares under the laws of any jurisdiction other than the Offering Jurisdictions;

(c)	such Underwriter, together with the other Underwriters will use its commercially reasonable efforts to complete the distribution of the Offered Shares as promptly as possible after the Closing Time, but in any event no later than seven Business Days following the date of exercise of the entire Over-Allotment Option, if exercised; and

(d)	no Underwriter shall be liable to the Corporation under this section with respect to a default by any of the other Underwriters.

(3)	The Corporation agrees that the Underwriters are acting severally and not jointly (or jointly and severally) in performing their respective obligations under this Agreement and that no Underwriter shall be liable for any act, omission or conduct by any other Underwriter.

(4)	No Underwriter that is a non-resident for purposes of the ITA will render any services under this Agreement in Canada.

Section 9                    Indemnification

(1)	The Corporation hereby agrees to indemnify and hold harmless to the maximum extent permitted by law, the Underwriters, their affiliates, and their respective directors, officers, employees, partners, agents, advisors and shareholders (collectively, the “Indemnified Parties” and individually, an “Indemnified Party”) harmless from and against any and all losses, claims, actions, suits, proceedings, investigations, damages, liabilities or expenses of whatsoever nature or kind (excluding loss of profits) whether joint or several, including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings, investigations or claims, and the fees, disbursements and taxes of their counsel in connection with any action, suit, proceeding, investigation or claim that may be made or threatened against any Indemnified Party or in enforcing this indemnity (each a “Claim” and, collectively, the “Claims”) to which an Indemnified Party may become subject or otherwise involved in any capacity insofar as the Claim relates to, is caused by, results from, arises out of or is based upon, directly or indirectly, the engagement contemplated by this Agreement (the “Engagement”) whether performed before or after the execution of the Agreement by the Corporation, including, without limitation, any Claim arising directly or indirectly or in consequence of:

(a)	(i) any information or statement contained in any Offering Document which contains or is alleged to contain a misrepresentation; (ii) any untrue statement or alleged untrue statement of a material fact contained (A) in an Offering Document, in any Issuer Free Writing Prospectus or in any “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act or (B) in any other materials or information provided to investors by, or with the written approval of, the Corporation in connection with the Offering, or (ii) the omission or alleged omission to state in any Offering Document, in any Issuer Free Writing Prospectus, in any “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act or in any other materials or information provided to investors by, or with the approval of, the Corporation in connection with the Offering, a material fact required to be stated therein or necessary to make the statements therein (in the light of the circumstances under which they were made, in the case of any prospectus) not misleading; provided, however, that the Corporation will not be liable in any such case to the extent but only to the extent that any such expenses, losses, claims, damages, liabilities, suits, proceedings, costs or actions arise out of or are based upon any such misrepresentation, untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Corporation by or on behalf of any Underwriter expressly for use therein;

(b)	the breach of, or default under, any term, condition, covenant or agreement of the Corporation made or contained herein or in any other document of the Corporation delivered pursuant hereto or made by the Corporation in connection with the sale of the Offered Shares or the breach of any representation or warranty of the Corporation made or contained herein or in any other document of the Corporation delivered pursuant hereto or in connection with the sale of the Offered Shares being or being alleged to be untrue, false or misleading;

(c)	any order made or inquiry, investigation or proceeding commenced or threatened by any securities regulatory authority, stock exchange or by any other competent authority or any change of law or the interpretation or administration thereof which prevents or restricts the trading in or the sale of the Corporation’s securities or the distribution of the Offered Shares in any jurisdiction other than as a result of the conduct or status of any of the Underwriters; or

(d)	the non-compliance or alleged non-compliance by the Corporation with any of the Applicable Securities Laws relating to or connected with the distribution of the Offered Shares, including the Corporation’s non-compliance with any statutory requirement to make any document available for inspection;

and to reimburse each Indemnified Party forthwith, upon demand, for any legal or other expenses reasonably incurred by such Indemnified Party in connection with any Claim.

(2)	If and to the extent that a court of competent jurisdiction, in a final non-appealable judgment in a proceeding in which an Indemnified Party is named as a party, determines that a Claim was caused by or resulted from an Indemnified Party’s material breach of the Agreement, breach of applicable laws, gross negligence or fraudulent act, this indemnity shall cease to apply to such Indemnified Party in respect of such Claim and such Indemnified Party shall reimburse any funds advanced by the Corporation to the Indemnified Party pursuant to this indemnity in respect of such Claim. The Corporation agrees to waive any right the Corporation might have of first requiring the Indemnified Party to proceed against or enforce any other right, power, remedy or security or claim payment from any other person before claiming under this indemnity.

If any Claim is brought against an Indemnified Party or an Indemnified Party has received notice of the commencement of any investigation in respect of which indemnity may be sought against the Corporation, the Indemnified Party will give the Corporation prompt written notice of any such Claim of which the Indemnified Party has knowledge and the Corporation will undertake the investigation and defence thereof on behalf of the Indemnified Party, including the prompt employment of counsel acceptable to the Indemnified Parties affected and the payment of all expenses. Failure by the Indemnified Party to so notify shall not relieve either the Corporation of its obligation of indemnification hereunder, except to the extent that the failure to so provide such notice shall actually and materially damage the Corporation in its defence of the applicable Claim.

(3)	No admission of liability and no settlement, compromise or termination of any Claim, or investigation shall be made without the consent of the Corporation and the consent of the Indemnified Parties affected, such consents not to be unreasonably withheld or delayed provided, however, that the Indemnified Parties may withhold their consent if the settlement does not include an unconditional release, in form and substance satisfactory to the Indemnified Party, from any liability arising from the Claim. Notwithstanding that the Corporation will undertake the investigation and defence of any Claim, the Indemnified Parties will have the right to employ one separate counsel in each applicable jurisdiction with respect to such Claim and participate in the defence thereof, but the fees and expenses of such counsel will be at the expense of the Indemnified Parties unless:

(a)	employment of such counsel has been authorized in writing by the Corporation;

(b)	the Corporation has not assumed the defence of the action within a reasonable period of time after receiving notice of the claim;

(c)	the named parties to any such claim include the Corporation, and any of the Indemnified Parties, and the Indemnified Parties shall have been advised by counsel to the Indemnified Parties that there may be a conflict of interest between the Corporation and any Indemnified Party;

(d)	there are one or more defences available to the Indemnified Parties which are different from or in addition to those available to the Corporation, as the case may be; or

in which case such fees and expenses of such counsel to the Indemnified Parties will be for the account of the Corporation. The rights accorded to the Indemnified Parties hereunder shall be in addition to any rights the Indemnified Parties may have at common law or otherwise.

(4)	Without limiting the generality of the foregoing, this Indemnity shall apply to all reasonable expenses (including legal expenses), losses, claims and liabilities that an Indemnified Party may incur as a result of any action, suit, proceeding or claim that may be threatened or brought against the Corporation.

(5)	The Corporation hereby constitutes the Co-Lead Underwriters as trustee for each of the other Indemnified Parties of the covenants of the Corporation under this indemnity with respect to such persons and Co-Lead Underwriters agree to accept such trust and to hold and enforce such covenants on behalf of such persons.

(6)	The Corporation agrees that, in any event, no Indemnified Party shall have any liability (either direct or indirect, in contract or tort or otherwise) to the Corporation, or any person asserting claims on their behalf or in right for or in connection with the Engagement, except to the extent that any losses, expenses, claims, actions, damages or liabilities incurred by the Corporation are determined by a court of competent jurisdiction in a final judgment (in a proceeding in which an Indemnified Party is named as a party) that has become non-appealable to have resulted from a material breach of the Agreement, breach of applicable laws, gross negligence or fraudulent act of such Indemnified Party.

(7)	The Corporation agrees to reimburse each of the Underwriters monthly for the time spent by such Underwriters’ personnel in connection with any Claim at their normal per diem rates. The Corporation also agrees that if any action, suit, proceeding or claim shall be brought against, or an investigation commenced in respect of the Corporation and any of the Underwriters and personnel of such Underwriters shall be required to participate or respond in respect of or in connection with the Engagement, each such Underwriter shall have the right to employ its own counsel in connection therewith and the Corporation will reimburse such Underwriter monthly for the time spent by its personnel in connection therewith at their normal per diem rates together with such disbursements and reasonable out-of-pocket expenses as may be incurred, including fees and disbursements of such Underwriter’s counsel.

(8)	The indemnity and contribution obligations of the Corporation shall be in addition to any liability which the Corporation may otherwise have to the Indemnified Parties, shall extend upon the same terms and conditions to the Indemnified Parties and shall be binding upon and enure to the benefit of any successors, assigns, heirs and personal representatives of the Corporation, and any Indemnified Party. The foregoing provisions shall survive the completion of professional services rendered under the Engagement or any termination of the authorization given by the Engagement.

Section 10                Contribution

(1)	In order to provide for just and equitable contribution in circumstances in which the indemnity provided in Section 9 hereof would otherwise be available in accordance with its terms but is, for any reason not solely attributable to any one or more of the Indemnified Parties, held to be unavailable to or unenforceable by the Indemnified Parties or enforceable otherwise than in accordance with its terms, the Underwriters and the Corporation shall contribute to the aggregate of all claims, damages, liabilities, costs and expenses and all losses (other than losses of profits or consequential damages) of the nature contemplated in Section 9 hereof and suffered or incurred by the Indemnified Parties in proportions as is appropriate to reflect: (i) as between the Corporation and the Underwriters, the relative benefits received by the Underwriters, on the one hand (being the Underwriting Fee), and the relative benefits received by the Corporation, on the other hand (being the net proceeds of the Offering, before expenses) from the Offering; and (ii) as between the Corporation and the Underwriters, the relative fault of the Corporation, on the one hand, and the Underwriters, on the other hand; provided that the Underwriters shall not in any event be liable to contribute, in the aggregate, any amount in excess of the Underwriting Fee or any portion thereof actually received. However, no party who has been determined by a court of competent jurisdiction in a final, non-appealable judgement to have engaged in any fraud, fraudulent misrepresentation or gross negligence shall be entitled to claim contribution from any person who has not been so determined to have engaged in such fraud, fraudulent misrepresentation, gross negligence or wilful misconduct.

(2)	The rights to contribution provided in this Section 10 shall be in addition to and not in derogation of any other right to contribution which the Indemnified Parties may have by statute or otherwise at law provided that Section 10(1) of this Section 10 shall apply, mutatis mutandis, in respect of such other right.

(3)	Any party entitled to contribution will, promptly after receiving notice of commencement of any claim, action, suit or proceeding against such party in respect of which a claim for contribution may be made against the other party under this section, notify such party from whom contribution may be sought. In no case shall such party from whom contribution may be sought be liable under this Agreement unless such notice has been provided, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have otherwise than under this Section 10, except to the extent such party is materially prejudiced by the failure to receive such notice. The right to contribution provided in this Section 10 shall be in addition to, and not in derogation of, any other right to contribution that the Underwriters or the Corporation may have by statute or otherwise by law. The obligations of the Underwriters to contribute pursuant to this Section 10 are several in proportion to the number of Offered Shares to be purchased by each of the Underwriters hereunder and not joint.

Section 11                Covenants of the Corporation

(1)	The Corporation covenants and agrees with the Underwriters that:

(a)	the Corporation will advise the Underwriters, promptly after receiving notice thereof, of the time when each Offering Document or Issuer Free Writing Prospectus has been filed, and will provide evidence satisfactory to the Underwriters of each such filing and a copy of each such Passport Prospectus Receipt;

(b)	between the date hereof and the date of completion of the Distribution of the Offered Shares, the Corporation will advise the Underwriters, promptly after receiving notice or obtaining knowledge thereof, of:

(i)	the issuance by any Qualifying Authorities or the SEC of any order suspending or preventing the use of any of the Offering Documents or any Issuer Free Writing Prospectus, including without limitation the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, or, to the knowledge of the Corporation, the threatening of any such order;

(ii)	the issuance by any Qualifying Authorities, the SEC, the TSX or the NYSE of any order having the effect of ceasing or suspending the Distribution of the Common Shares or the trading in any securities of the Corporation, or of the institution or, to the knowledge of the Corporation, threatening of any proceeding for any such purpose; or

(iii)	any requests made by any Qualifying Authorities or the SEC for amending or supplementing any of the Offering Documents or any Issuer Free Writing Prospectus or for additional information;

and the Corporation will use its reasonable commercial efforts to prevent the issuance of any order referred to in subparagraph (b)(i) above or subparagraph (b)(ii) above and, if any such order is issued, to obtain the withdrawal thereof at the earliest possible time;

(c)	the Corporation will use its reasonable commercial efforts to obtain the conditional listing of the Offered Shares on the TSX by the Closing Time, subject only to the official notice of issuance, and the Corporation will use its reasonable commercial efforts to have the Offered Shares listed and admitted and authorized for trading on the NYSE by the Closing Time;

(d)	as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), the Corporation will make generally available to its security holders and to the Underwriters an earnings statement or statements of the Corporation and its Subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act; and

(e)	the Corporation will use the net proceeds from the Offering as described in the Preliminary Prospectuses and the Final Prospectuses.

(2)	Prior to the completion of the Distribution of the Offered Shares, the Corporation will file, within the time periods specified by the Qualifying Authorities and the SEC (as applicable), all documents required to be filed with or furnished to the Qualifying Authorities and the SEC pursuant to Applicable Securities Laws.

(3)	The Corporation agrees not to issue or sell any common shares of the Corporation or financial instruments convertible or exercisable into common shares of the Corporation or announce any intention to do so until the date which is 90 days after the Closing Date (the “Lock-Up Period”) without the prior written consent of the Underwriters, such consent not to be unreasonably withheld or delayed, except, as applicable in the case of the Corporation or the applicable individual, in conjunction with: (i) the grant or exercise of stock options, the vesting of restricted share units and other similar issuances, in each case pursuant to the share incentive plan of the Corporation and other share compensation arrangements; (ii) the exercise of outstanding warrants; (iii) obligations of the Corporation in respect of existing mineral property agreements; (iv) the Over-Allotment Option; and (v) the issuance of securities by the Corporation in connection with property or share acquisitions in the normal course of business; and (vi) the issuance of the flow-through shares pursuant to the concurrent private placement or shares with respect to the Snowstorm transaction. The Corporation also agrees that during the Lock-Up Period, the Corporation will not file any registration statement, preliminary prospectus or prospectus, or any amendment or supplement thereto, under the Securities Act for any transaction which registers, or offers for sale, common shares or any securities convertible into or exercisable or exchangeable for common shares except where subject to an existing contractual obligation of the Corporation or in accordance with the exception in (iv) of this paragraph.

(4)	The Corporation agrees that it will use its reasonable efforts to restrict its officers and directors from selling any securities in the Corporation on or prior to the closing of the Offering without the prior written consent of the Co-Lead Underwriters, such consent not to be unreasonably withheld or delayed, and except for officers whose restricted share units vest during such period or in the five week period before the date of this letter agreement, if any, or in connection with the exercise of stock options by directors or officers of the Corporation during such period.

Section 12                All Terms to be Conditions

The Corporation agrees that the conditions contained in this Agreement will be complied with insofar as the same relate to acts to be performed or caused to be performed by the Corporation. Any breach or failure by the Corporation to comply with any of the conditions set out in this Agreement shall entitle the Underwriters to terminate their obligation to purchase the Offered Shares, by written notice to that effect given to the Corporation at or prior to the Time of Closing or the Option Closing Time, as applicable. It is understood that the Underwriters may waive, in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to the rights of the Underwriters in respect of any such terms and conditions or any other or subsequent breach or non-compliance, provided that to be binding on the Underwriters any such waiver or extension must be in writing and signed by the Underwriters.

Section 13                Termination by Underwriters

(1)	Each Underwriter shall also be entitled to terminate its obligation to purchase the Offered Shares by written notice to that effect to the Corporation at or prior to the Closing Time or the Option Closing Time, as applicable, if:

(a)	there should occur any material change (actual, anticipated, contemplated or threatened, financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise), capital or control of the Corporation or a change in any material fact (other than a material fact related solely to any of the Underwriters as provided by the Underwriters in writing in connection with and solely for the purposes of inclusion in the Offering Documents), or the Underwriters become aware of any undisclosed material information (other than information related solely to any of the Underwriters as provided by the Underwriters in writing in connection with and solely for the purposes of inclusion in the Offering Documents), which in the opinion of an Underwriter, acting reasonably, could be expected to have a Material Adverse Effect on the market price or value of the Offered Shares;

(b)	there should develop, occur or come into effect or existence, or be announced, any event, action, state, condition or major financial occurrence, catastrophe, accident, natural disaster, public protest, war or act of terrorism of national or international consequence or any new law or regulation or a change thereof or other occurrence of any nature whatsoever which, in the opinion of an Underwriter, acting reasonably, materially adversely effects, or is expected to materially adversely effect, the financial markets or the business, operations, assets, liabilities (contingent or otherwise), capital or control of the Corporation;

(c)	there should occur or commence or be announced or threatened any inquiry, action, suit, investigation or other proceeding (whether formal or informal) or any order or ruling is issued under or pursuant to any statute of Canada or the United States or of any province or territory of Canada, or state of the United States (including, without limitation, the OSC, the securities regulatory authority in each of the other Qualifying Jurisdictions, the TSX, the NYSE or the SEC) (other than any such inquiry, action, suit, investigation or other proceeding or order relating solely to any of the Underwriters), which in the reasonable opinion of an Underwriter would be expected to operate to prevent or materially restrict trading in or distribution of the Offered Shares or would have a Material Adverse Effect on the market price or value of the Offered Shares; or

(d)	the Corporation is in breach of any material term, condition or covenant of this Agreement or any representation or warranty given by the Corporation in this Agreement is or becomes false.

(2)	If this Agreement is terminated by any of the Underwriters pursuant to Section 13(1), there shall be no further liability on the part of such Underwriter or of the Corporation to such Underwriter, except in respect of any liability which may have arisen or may thereafter arise under Section 9, Section 10 and Section 17.

(3)	The right of the Underwriters or any of them to terminate their respective obligations under this Agreement is in addition to such other remedies as they may have in respect of any default, act or failure to act of the Corporation in respect of any of the matters contemplated by this Agreement. A notice of termination given by one Underwriter under this Section 13 shall not be binding upon the other Underwriters.

Section 14                Closing

The closing of the purchase and sale of the Firm Shares herein provided for shall be completed at 8:00 a.m. (E.S.T.) on April 27, 2017, or such other date and/or time as may be agreed upon in writing by the Corporation and the Underwriters, but in any event not later than 42 days following the date of a final receipt for the Canadian Final Prospectus (respectively, the “Closing Time” and the “Closing Date”), at the offices of DuMoulin Black LLP. In the event that the closing has not occurred on or before the Closing Date, this Agreement shall, subject to Section 13(2) hereof, terminate.

Section 15                Conditions of Closing and Option Closing

(1)	The obligations of the Underwriters under this Agreement are subject to the accuracy of the representations and warranties of the Corporation contained in this Agreement both as of the date of this Agreement, the Closing Time and the Option Closing Time, the performance by the Corporation of its obligations under this Agreement and receipt by the Underwriters, at the Closing Time or Option Closing Time, as applicable, of:

(a)	a favourable legal opinion, dated the Closing Date and Option Closing Date, as applicable, from DuMoulin Black LLP, the Corporation’s Canadian counsel, as to matters of Canadian federal and provincial law (who may rely on the opinions of local counsel acceptable to them and to the Underwriters’ counsel as to matters governed by the laws of jurisdictions in Canada other than the Province of British Columbia), addressed to the Underwriters and the Underwriters’ counsel, such matters to be as set out in the attached Schedule “C” subject to customary limitations, assumptions and qualifications;

(b)	a favourable legal opinion, dated the Closing Date and the Option Closing Date, as applicable, from Carter Ledyard & Milburn LLP, the Corporation's U.S. counsel, addressed to the Underwriters, to the effect set forth in Schedule “D” (subject to customary limitations, assumptions and qualifications), and to the effect that such counsel has reviewed the Registration Statement, the General Disclosure Package and the U.S. Final Prospectus and participated in phone conferences with officers and other representatives of the Corporation, representatives of the independent accountants of the Corporation, Canadian counsel for the Corporation, counsel for the Underwriters and representatives of the Underwriters at which the contents of the Registration Statement, the General Disclosure Package and the U.S. Final Prospectus and related matters were discussed and, subject to customary qualifications, confirming that, although such counsel has not undertaken to investigate or verify independently, and does not assume responsibility for, the accuracy, completeness or fairness of the statements contained in any of them, based upon such participation and review (and relying as to factual matters to the extent such counsel deems reasonable on officers, employees and other representatives of the Corporation), no facts have come to such counsel's attention which have caused such counsel to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the General Disclosure Package, as of the Applicable Time, or that the U.S. Final Prospectus, as of its date and as of the Closing Date and the Option Closing Date, as applicable, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements, including the notes and schedules thereto, management reports on internal control over financial reporting, and other financial and statistical information, and the reports and the information derived from the reports of or attributed to persons named in the U.S. Final Prospectus under the heading “Interests of Experts”, and all information regarding mineral properties derived from the reports of the “qualified persons” that have consented to the reference to their names and the inclusion of their reports in the Registration Statement, included or incorporated by reference therein or omitted therefrom, as to which such counsel expresses no belief);

(c)	a favourable legal opinion, dated the Closing Date and Option Closing Date, as applicable, from Field LLP, the Corporation’s local counsel, addressed to the Underwriters and the Underwriters’ counsel, in form and substance satisfactory to the Underwriters, acting reasonably, with respect to the following matters:

(i)	the incorporation and existence of the Material Subsidiary under the laws of its jurisdiction of incorporation;

(ii)	as to the holders of the issued and outstanding shares of the Material Subsidiary;

(iii)	that the Material Subsidiary has all requisite corporate power under the laws of its jurisdiction of incorporation to carry on its business as presently carried on and own its properties; and

(iv)	to the knowledge of such counsel, there are no outstanding, pending or threatened legal claims, proceedings or actions pending or threatened against the Material Subsidiary;

(d)	a favourable legal opinion, dated the Closing Date and Option Closing Date, as applicable, from DuMoulin Black LLP, the Corporation’s local counsel, addressed to the Underwriters and the Underwriters’ counsel, with respect to title to and ownership rights in the KSM Project, in the form and content acceptable to the Underwriters, dated within one week of the Closing Date;

(e)	a favourable report, dated the Closing Date from The Claim Group Inc., addressed to the Underwriters and the Underwriters’ counsel with respect to registration of title and ownership rights in the Iskut Project, in the form and content acceptable to the Underwriters, dated within one week of the Closing Date;

(f)	a certificate of The Claim Group Inc. confirming that all requisite filings have been made and fees paid to maintain the status of the Courageous Lake Project, in the form and content acceptable to the Underwriters dated within one day of the Closing Date;

(g)	certificates or evidence of registration representing, in the aggregate, the Firm Shares (and Additional Shares, if applicable) in the name of CDS or its nominee or in such other name(s) as the Underwriters shall have directed;

(h)	the auditor's comfort letter dated the Closing Date and the Option Closing Date, as applicable, updating the comfort letter referred to in Section 5(4) above with such changes as may be necessary from the comfort letter delivered previously to bring the information therein forward to a date which is within two Business Days of the Closing Date and Option Closing Date, as applicable;

(i)	the Underwriting Fee paid in accordance with the eighth paragraph of this Agreement;

(j)	evidence satisfactory to the Underwriters that the Offered Shares shall have been (A) listed and admitted and authorized for trading on the NYSE, and (B) conditionally approved for listing on the TSX, subject only to the official notice of issuance;

(k)	a certificate, dated the Closing Date and the Option Closing Date, as applicable, and signed on behalf of the Corporation, but without personal liability, by the Chairman and Chief Executive Officer and by the Vice-President, Finance and Chief Financial Officer of the Corporation, or such other officers of the Corporation as may be reasonably acceptable to the Underwriters, certifying that: (i) the Corporation has complied with all covenants and satisfied all terms and conditions hereof to be complied with and satisfied by the Corporation at or prior to the Closing Time and the Option Closing Time, as applicable; (ii) all the representations and warranties of the Corporation contained herein are true and correct as of the Closing Time and the Option Closing Time, as applicable with the same force and effect as if made at and as of the Closing Time and the Option Closing Time, as applicable, after giving effect to the transactions contemplated hereby; (iii) the Corporation is a “reporting issuer” or its equivalent under the Canadian Securities Laws and eligible to use the Short Form Prospectus System under NI 44-101; (iv) the Corporation is a ‘foreign private issuer’ (as defined in Rule 405 under the Securities Act) and is eligible to use Form F-10 under the Securities Act to register the offering of the Offered Shares under the Securities Act; (v) there has been no material change relating to the Corporation and its Subsidiaries, on a consolidated basis, since the date hereof which has not been generally disclosed, except for the Offering, and with respect to which the requisite material change statement or report has not been filed and no such disclosure has been made on a confidential basis; and (vi) that, to the best of the knowledge, information and belief of the persons signing such certificate, after having made reasonable inquiries, no order, ruling or determination having the effect of ceasing or suspending trading in the Common Shares or any other securities of the Corporation has been issued and no proceedings for such purpose are pending or are contemplated or threatened;

(l)	at the Closing Time or Option Closing Time, as applicable, certificates dated the Closing Date or the Option Closing Date, as applicable, signed on behalf of the Corporation, but without personal liability, by the Chief Executive Officer of the Corporation or another officer acceptable to the Underwriters, acting reasonably, in form and content satisfactory to the Underwriters, acting reasonably, with respect to the constating documents of the Corporation; the resolutions of the directors of the Corporation relevant to the Offering, including the allotment, issue (or reservation for issue) and sale of the Firm Shares and Additional Shares, the grant of the Over-Allotment Option, the authorization of this Agreement, the listing of the Firm Shares and the Additional Shares on the TSX and the NYSE and transactions contemplated by this Agreement; and the incumbency and signatures of signing officers of the Corporation;

(m)	unless the Corporation has relied on an exemption, evidence satisfactory to the Underwriters that FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements of the Offering;

(n)	at the Closing Time or Option Closing Time, as applicable, a certificate of status (or equivalent) for the Corporation the Material Subsidiary dated within one Business Day (or such earlier or later date as the Underwriters may accept) of the Closing Date; and

(o)	such other documents as the Underwriters or counsel to the Underwriters may reasonably require; and all proceedings taken by the Corporation in connection with the issuance and sale of the Offered Shares shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters, acting reasonably.

Section 16                Over-Allotment Option

(1)	The Over-Allotment Option may be exercised by the Underwriters at any time, in whole or in part by delivering notice to the Corporation not later than 5:00 p.m. on the 30th day after the Closing Date, which notice will specify the number of Additional Shares to be purchased by the Underwriters and the date (the “Option Closing Date”) and time (the “Option Closing Time”) on and at which such Additional Shares are to be purchased. Such Option Closing Date may be the same as (but not earlier than) the Closing Date and will not be earlier than three Business Days nor later than five Business Days after the date of delivery of such notice (except to the extent a shorter or longer period shall be agreed to by the Corporation). Subject to the terms of this agreement, upon the Underwriters furnishing this notice, the Underwriters will be committed to purchase, in the respective percentages set forth in Section 22, and the Corporation will be committed to issue and sell in accordance with and subject to the provisions of this Agreement, the number of Additional Shares indicated in the notice. Additional Shares may be purchased by the Underwriters only for the purpose of satisfying over-allotments made in connection with the Offering.

(2)	In the event that the Over-Allotment Option is exercised in accordance with its terms, the closing of the issuance and sale of that number of Additional Shares in respect of which the Underwriters are exercising the Over-Allotment Option shall take place at the Option Closing Time at the offices of DuMoulin Black LLP or at such other place as may be agreed to by the Underwriters and the Corporation.

(3)	At the Option Closing Time, the Corporation shall issue to the Underwriters that number of Additional Shares in respect of which the Underwriters are exercising the Over-Allotment Option and deposit with CDS or its nominee, if requested by the Underwriters, the Additional Shares electronically through the non-certificated inventory system of CDS against payment of $14.30 per Additional Share by wire transfer or certified cheque payable to the Corporation or as otherwise directed by the Corporation.

(4)	Concurrently with the deliveries and payment under paragraph (3), the Corporation shall pay the Underwriting Fee applicable to the Additional Shares in the manner provided in the eighth paragraph of this letter against delivery of a receipt for that payment.

(5)	The obligation of the Underwriters to make any payment or delivery contemplated by this Section 16 is subject to the conditions set forth in Section 15.

Section 17                Expenses

The Corporation will pay all expenses and fees in connection with the Offering, including, without limitation: (i) all expenses of or incidental to the creation, issue, sale or distribution of the Offered Shares and the filing of the Offering Documents; (ii) the fees and expenses of the Corporation’s legal counsel; (iii) all costs incurred in connection with the preparation of documentation relating to the Offering; and (iv) the actual and accountable out-of-pocket expenses of the Underwriters and actual and accountable reasonable fees (up to a maximum of $132,000) and taxes and disbursements of the Underwriters’ legal counsel (collectively, the “Underwriters’ Expenses”). All actual and accountable reasonable fees and expenses incurred by the Underwriters, or on their behalf, shall be payable by the Corporation immediately upon receiving an invoice therefor from the Underwriters and shall be payable whether or not the Offering is completed. At the option of the Underwriters, such fees and expenses may be deducted from the gross proceeds otherwise payable to the Corporation on the closing of the Offering. Regardless of whether the transactions contemplated herein are completed or not, the Corporation will pay the Underwriters’ Expenses, as described in this Section 17.

Section 18                No Advisory or Fiduciary Relationship

The Corporation acknowledges and agrees that (a) the purchase and sale of the Offered Shares pursuant to this Agreement, including the determination of the Offering Price of the Offered Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Corporation, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the Offering and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Corporation or its shareholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favour of the Corporation with respect to the Offering or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Corporation on other matters) and no Underwriter has any obligation to the Corporation with respect to the Offering except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Corporation, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the Offering and the Corporation has consulted its own legal, accounting, regulatory and tax advisors to the extent it deems appropriate.

Section 19                Notices

Any notice to be given hereunder shall be in writing and may be given by facsimile or by hand delivery and shall, in the case of notice to the Corporation, be addressed and faxed or delivered to:

Seabridge Gold Inc.

106 Front Street East, Suite 400

Toronto, ON M5A 1E1

Attention: Rudi Fronk

Fax No.: 416.367.2711

with a copy to (such copy not to constitute notice):

DuMoulin Black LLP

Suite 1000, 595 Howe Street

Vancouver, BC V6C 2T5

Fax: 604.687.8722

Attention: Corey Dean

with a copy to (such copy not to constitute notice):

Carter Ledyard & Millburn LLP

2 Wall St.

New York, NY 10005

Fax: 212.732.3232

Attention: Guy P. Lander

and in the case of the Co-Underwriters, be addressed and faxed or delivered to:

Canaccord Genuity Corp.

Brookfield Place, 161 Bay Street

Suite 3100, P.O. Box 516

Toronto, ON M5J 2S1
Fax: 416.869.3876

Attention: Craig G.H. Warren

- and -

Cantor Fitzgerald Canada Corporation

181 University Avenue, Suite 1500

Toronto, ON M5H 3M7

Fax: 416.350.2985

Attention: Graham Moylan

- and -

Cantor Fitzgerald & Co.

110 East 59th Street

New York, NY 10022

Fax: 212.829.4708

Attention: Legal Department

with a copy to (such copy not to constitute notice):

Blake, Cassels & Graydon LLP
Suite 2600, Three Bentall Centre

595 Burrard Street, P.O. Box 49314

Vancouver, BC V7X 1L3

Attention: Bob Wooder
Fax No.: 604.631.3309

and with a copy to (such copy not to constitute notice):

Katten Muchin Rosenman

525 West Monroe Street

Chicago, Illinois 60661

Attention: Mark Wood

Fax: 312.577.8858

The Corporation and the Underwriters may change their respective addresses for notice by notice given in the manner referred to above.

Section 20                Actions on Behalf of the Underwriters

The execution of the Agreement by the Underwriters shall constitute the Corporation's authority for accepting notification of any such steps from, and for giving notice to, and for delivering the Underwriting Fee to, or to the order of, Canaccord for and on behalf of the Underwriters as specifically contemplated in this Agreement.

Section 21                Survival

The representations, warranties, obligations and agreements of the Corporation and of the Underwriters contained herein or delivered pursuant to this Agreement shall survive the purchase by the Underwriters of the Offered Shares and shall continue in full force and effect for a period of two years of the later of the Closing Date and the Option Closing Date, as applicable, notwithstanding any subsequent disposition by the Underwriters of the Offered Shares and the Underwriters shall be entitled to rely on the representations and warranties of the Corporation contained in or delivered pursuant to this Agreement notwithstanding any investigation which the Underwriters may undertake or which may be undertaken on the Underwriters’ behalf or any findings from any such investigation.

Section 22                Underwriters’ Obligations

(1)	Subject to the terms of this Agreement, the Underwriters’ obligations under this Agreement to purchase the Offered Shares shall be several and not joint and several and the liability of each of the Underwriters to purchase the Offered Shares shall be limited to the following percentages of the purchase price paid for the Offered Shares:

Canaccord Genuity Corp.	50%
Cantor Fitzgerald Canada Corporation	40%
Paradigm Capital Inc.	10%

(2)	If any of the Underwriters fails to purchase its applicable percentage of the Offered Shares at the Closing Time or the Option Closing Time, as the case may be, then the other Underwriters who shall be willing and able to purchase their applicable percentage of the Firm Shares or Additional Shares, as the case may be, shall have the right, but not the obligation, to purchase, on a pro rata basis, all but not less than all of the Offered Shares not purchased by the defaulting Underwriter, and to receive the defaulting Underwriter’s portion of the Underwriting Fee in respect thereof, and such non-defaulting Underwriters shall have the right, by notice to the Corporation, to postpone the Closing Date or Option Closing Date, as the case may be, by not more than three Business Days to effect such purchase. In the event that such right is not exercised, the other Underwriters that are not in default shall be relieved of all obligations to the Corporation and the Corporation shall not be obligated to sell less than all the Firm Shares or Additional Shares with respect to which the Over-Allotment Option is exercised, as the case may be, and the Corporation shall be entitled to terminate its obligations under this Agreement except for those under Section 9, Section 10 and Section 17 hereof, provided that in the case of Additional Shares, such termination shall apply only with respect to such Additional Shares and not to any Firm Shares. Nothing in this paragraph shall oblige the Corporation to sell to any or all of the Underwriters less than all of the Firm Shares or Additional Shares with respect to which the Over-Allotment Option is exercised, as applicable, or relieve from liability to the Corporation any Underwriter which shall be so in default.

Section 23                Market Stabilization

In connection with the distribution of the Offered Shares, the Underwriters (or any of them) may effect transactions which stabilize or maintain the market price of the Common Shares at levels other than those which might otherwise prevail in the open market, but in each case as permitted by Applicable Securities Laws. Such stabilizing transactions, if any, may be discontinued by the Underwriters at any time.

Section 24                Entire Agreement

Any and all previous agreements with respect to the purchase and sale of the Offered Shares, whether written or oral, are terminated and this Agreement constitutes the entire agreement between the Corporation and the Underwriters with respect to the purchase and sale of the Offered Shares.

Section 25                Governing Law

This Agreement shall be governed by and construed in accordance with the laws in force in the Province of British Columbia and the federal laws of Canada applicable therein.

Section 26                Time of the Essence

Time shall be of the essence of this Agreement. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

Section 27                Relationship with the TMX Group Limited

Certain of the Underwriters or their affiliates may own or control an equity interest in TMX Group Limited (“TMX Group”) and may have a nominee director serving on the TMX Group’s board of directors. As such, such investment dealer may be considered to have an economic interest in the listing of securities on any exchange owned or operated by TMX Group, including the TSX, the TSX Venture Exchange and the Alpha Exchange. No person or company is required to obtain products or services from TMX Group or its affiliates as a condition of any such dealer supplying or continuing to supply a product or service.

REMAINDER OF PAGE INTENTIONALLY BLANK

If the foregoing is in accordance with your understanding and agreed to by you, please signify your acceptance on the accompanying counterparts of this letter and return same to the Underwriters whereupon this letter as so accepted will constitute an agreement between the Corporation and the Underwriters enforceable in accordance with its terms.

Yours truly,

CANACCORD GENUITY CORP.
By:	/s/ Craig Warren
Name: Craig Warren
Title: Managing Director

CANTOR FITZGERALD CANADA CORPORATION
By:	/s/ Christopher Craib
Name: Christopher Craib
Title: President and Chief Financial Officer

PARADIGM CAPITAL INC.
By:	/s/ Bruno Kaizer
Name: Bruno Kaizer
Title: Partner

The foregoing is accepted and agreed to on the 30th day of March, 2017, effective as of the date appearing on the first page of this Agreement.

SEABRIDGE GOLD INC.
By:	/s/ Christopher Reynolds
Authorized Signatory By: Christopher Reynolds Title: VP Finance & CFO

SCHEDULE “A”

ISSUER FREE WRITING PROSPECTUSES

1.	The Term Sheet attached as Appendix A to this Schedule A.

APPENDIX “A” TO SCHEDULE “A”

Seabridge Gold Inc.

C$14,300,000 Bought Deal Public Offering of Common Shares

Term Sheet

The Company (as defined herein) has filed a registration statement on Form F-10 (including a prospectus) with the United States Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Company or any of the Underwriters participating in the offering will arrange to send you the prospectus if you request it by contacting: Canaccord Genuity Corp., attention: Syndication, 161 Bay Street, Suite 3100, Toronto, ON, M5J 2S1, email: ecm@canaccordgenuity.com; and Cantor Fitzgerald Canada Corporation, attention: Equity Capital Markets, 181 University Avenue, Suite 1500, Toronto, ON, M5H 3M7, email: ecmcanada@cantor.com or Cantor Fitzgerald & Co., attention: Equity Capital Markets, 110 East 59th Street, New York, New York, 10022, telephone: (212) 829-7122.

A corresponding pre-effective amendment to the registration statement on Form F-10 with the SEC and an amended and restated preliminary short form prospectus containing important information relating to the securities described in this document has not yet been filed with the securities regulatory authorities in each of the provinces of Canada, except Québec. A copy of the preliminary short form prospectus is required to be delivered to any investor that received this document and expressed an interest in acquiring the securities.

There will not be any sale or any acceptance of an offer to buy the securities until a receipt for the final short form prospectus has been issued and the registration statement on Form F-10 has become effective.

This document does not provide full disclosure of all material facts relating to the Company or the securities offered. Investors should read the preliminary short form prospectus, final short form prospectus and any amendment, for disclosure of those facts, especially risk factors relating to the securities offered, before making an investment decision.

Issuer:	Seabridge Gold Inc. (the “Company”).

Lead Underwriters:	Canaccord Genuity Corp. and Cantor Fitzgerald Canada Corporation (collectively, the “Lead Underwriters”).

Underwritten Offering:	1,000,000 common shares of the company (the “Common Shares”).

Offering Price:	C$14.30 per Common Share (the “Issue Price”).

Gross Proceeds:	C$14,300,000 (C$15,730,000 upon the exercise in full of the Over-Allotment Option as defined below).

Over-Allotment Option:	The Company grants the Underwriters an option, to cover over-allotments and for market stabilization purposes (the “Over-Allotment Option”), to purchase up to an additional 100,000 common shares of the Company (the “Over-Allotment Shares”) at a price of C$14.30 per Over-Allotment Share, exercisable at any time, for a period of 30 days after and including the Closing Date (as herein defined) (the Over-Allotment Option together with the Underwritten Offering shall be collectively referred to hereinafter as the “Offering”).

Use of Proceeds:	The net proceeds of the Offering will be used for exploration and development of the Company’s projects and for general working capital purposes.

Type of Transaction:	Bought deal public offering by way of short-form prospectus to be filed in British Columbia, Alberta, Saskatchewan, Manitoba, Ontario (collectively the “Canadian Selling Jurisdictions”), all pursuant to a mutually acceptable underwriting agreement containing customary closing conditions and such other provinces of Canada and other jurisdictions as mutually agreed, and will be registered in the United States pursuant to a registration statement on Form F-10 filed under the multi-jurisdictional disclosure system, and may also be offered on a private placement basis in certain jurisdictions outside of Canada and the United States pursuant to applicable prospectus exemptions (collectively, the “Selling Jurisdictions”).

Listing:	The Common Shares are listed on the Toronto Stock Exchange under the symbol “SEA”, and the New York Stock Exchange under the symbol “SA”.

Investor Eligibility:	The Offered Securities shall be eligible for RRSPs, RRIFs, RDSPs, TFSAs and DPSPs.

Underwriters’ Commission:	5.0% cash.

Closing Date:	April 27, 2017 or such earlier or later date as may be agreed upon by the Company and the Lead Underwriters (the “Closing Date”).

SCHEDULE “B”

ROYALTIES

KSM Project

1.	A 1% net smelter royalty (“NSR”) originally in favour of Placer Dome (KS) Limited (now held by Goldcorp Canada Ltd.), subject to maximum aggregate royalty payments of $4.5 million. The Corporation is obligated to purchase the 1% NSR for the price of $4.5 million in the event that a positive feasibility study demonstrates a 10% or higher internal rate of return after tax and financing costs.

2.	A 2% net smelter returns royalty payable to Mrs. Dawson on the area of three (now converted) legacy claims forming part of the Sulphurets property, which royalty is subject to a $650,000 maximum amount payable.

3.	A 2.5% NSR payable to Max Minerals Ltd. in connection with the Corporation’s September 4, 2009 acquisition of 22 mineral legacy claims (the “BJ Claims”).

4.	Advance royalty payments of CDN$100,000 in gold each September, payable to the original owner of the BJ Claims, Matthew Mason, which obligation ends in 2018. The BJ claims are subject to a 2.0% NSR payable to Matthew Mason, from which the advance royalties are deductible.

5.	A 2.0% NSR in favour of Matthew Mason in connection with the Corporation’s February 9, 2011 acquisition of 16 mineral legacy claims adjacent to claims held by the Corporation at the KSM Project.

6.	The Corporation has granted RGLD Gold Canada Inc. (“RGLD”) the option to acquire a 1.25% NSR on all gold and silver production sales from the KSM Project for a payment equal to the lesser of C$100 million or US$125 million. The option is exercisable for a period of 60 days following the announcement of receipt of all material approvals and permits, full project financing and certain other conditions for the KSM Project.

7.	The Corporation has granted RGLD the option to acquire a 0.75% NSR on all gold and silver production sales from the KSM Project for a payment equal to the lesser of C$60 million or US$75 million. The option is exercisable for a period of 60 days following the announcement of receipt of all material approvals and permits, full project financing and certain other conditions for the KSM Project.

8.	Under the Benefits Agreement with the Nisga’a Nation, the Company has agreed to pay the Nisga’a Nation annual payments equal to a percentage of the tax payable under the Mineral Tax Act (British Columbia), which is a tax on net profits. Effectively, 0.1% of net operating profits is payable while capital is being recovered and, once capital is recovered, 1.43% of net profits is payable to the Nisga’a Nation, as determined under the provisions of the Mineral Tax Act.

Courageous Lake Project

9.	A 2% NSR in favour of Newmont Canada Limited and Total Resources (Canada) Limited. The obligations of 5073 N.W.T. Ltd. in respect of the NSR payments are secured by debentures in favour of Newmont Canada Limited and Total Resources (Canada) Limited, each of which were granted by 5073 N.W.T. Ltd.

SCHEDULE “C”

MATTERS TO BE ADDRESSED IN THE CORPORATION’S

CANADIAN COUNSEL OPINION

(a)	the Corporation is a “reporting issuer”, or its equivalent, in each of the Qualifying Jurisdictions and it is not listed as in default of any requirement of the Applicable Securities Laws in any of the Qualifying Jurisdictions;

(b)	the Corporation is a validly existing Corporation under the Canada Business Corporations Act and is extra-provincially registered in British Columbia;

(c)	the Corporation has all necessary corporate power and capacity to carry on its business as now conducted and to own, lease and operate its property and assets and the Corporation has the requisite corporate power and capacity to execute and deliver this Agreement and to carry out the transactions contemplated hereby;

(d)	the Corporation has all necessary corporate power and capacity: (i) to issue and sell the Firm Shares and the Additional Shares; and (ii) to grant the Over-Allotment Option;

(e)	the authorized and issued capital of the Corporation;

(f)	the statements in the Registration Statement under “Part II – Information Not Required to be Delivered to Offerees or Purchasers – Indemnification of Directors and Officers” and “Part II – Information Not Required to be Delivered to Offerees or Purchasers – Articles of Registrant” insofar as such statements summarize legal matters or documents discussed therein, are fair summaries of such legal matters or documents in all material respects;

(g)	the attributes attaching to the Offered Shares are consistent and conform with the description under “Description of Securities Being Distributed” in the Canadian Final Prospectus;

(h)	all necessary corporate action having been taken by Corporation to authorize the execution and delivery of this Agreement and the performance by the Corporation of its obligations hereunder and to authorize the issuance, sale and delivery of the Firm Shares and Additional Shares and the grant of the Over-Allotment Option;

(i)	the Offered Shares have been duly allotted and validly issued as fully-paid and non-assessable Common Shares in the capital of the Corporation upon full payment therefor and the issue thereof;

(j)	if applicable, the form and terms of the definitive certificate representing the Common Shares have been approved by the directors of the Corporation and comply in all material respects with the Canada Business Corporations Act, the Articles and By-laws of the Corporation and the rules, policies and by-laws of the TSX;

(k)	if applicable, the delivery of the Offered Shares in electronic form does not conflict with the Canada Business Corporations Act or the Articles or By-laws of the Corporation and the rules, policies and by-laws of the TSX;

(l)	all necessary corporate action has been taken by the Corporation to authorize the execution and delivery of each of the Canadian Preliminary Prospectus, the Canadian Final Prospectus, any Supplementary Material and any Marketing Documents and the filing thereof with the Qualifying Authorities;

(m)	this Agreement has been duly executed and delivered by the Corporation and constitutes a legal, valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms, subject to customary limitations and qualifications including, but not limited to, bankruptcy, insolvency and other laws affecting the rights of creditors generally and subject to the qualification that equitable remedies may be granted in the discretion of a court of competent jurisdiction and that enforcement of rights to indemnity, contribution and waiver of contribution set out in this Agreement may be limited by applicable law;

(n)	the execution and delivery of this Agreement, the fulfillment of the terms thereof by the Corporation, the offering, issuance, sale and delivery of the Firm Shares and the Additional Shares, and the grant of the Over-Allotment Option do not and will not conflict with any of the terms, conditions or provisions of the constating documents and By-laws of the Corporation;

(o)	Computershare Investor Services Inc. is the duly appointed registrar and transfer agent for the Common Shares of the Corporation and Computershare Trust Company, N.A. is the duly appointed co-transfer agent for the Common Shares in the United States;

(p)	all necessary documents have been filed, all requisite proceedings have been taken and all approvals, permits and consents of the appropriate regulatory authority in each Qualifying Jurisdiction have been obtained to qualify the distribution of the Offered Shares in each of the Qualifying Jurisdictions through persons who are registered under Applicable Securities Laws and who have complied with the relevant provisions of such applicable laws;

(q)	subject only to the standard listing conditions, the Offered Shares have been conditionally listed or approved for listing on the TSX; and

(r)	as to the accuracy of the statements under the headings “Eligibility For Investment”, “Certain Canadian Federal Income Tax Considerations” and “Purchasers’ Statutory Rights” in the Canadian Final Prospectus.

SCHEDULE “D”

MATTERS TO BE ADDRESSED IN THE CORPORATION’S

U.S. COUNSEL OPINION

1.	The statements in the U.S. Final Prospectus under the heading “Certain United States Federal Income Tax Considerations,” to the extent that they constitute summaries of United States federal law or regulation or legal conclusions, have been reviewed by such counsel and fairly summarize the matters described under that heading in all material respects.

2.	The Registration Statement and the U.S. Final Prospectus, as of their respective effective or issue times, appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations of the SEC under the Securities Act, except for the financial statements, financial statement schedules and other financial data included or incorporated by reference in or omitted from either of them, as to which such counsel need not express an opinion; and the Form F-X, as of its date, appears on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations of the SEC under the Securities Act. Such counsel may assume, for purposes of this paragraph, (i) the compliance of the Canadian Final Prospectus with the requirements of Ontario securities laws, as interpreted and applied by the Ontario Securities Commission and (ii) that the exhibits to the Registration Statement and the documents incorporated by reference in the U.S. Final Prospectus include all reports or information that in accordance with the requirements of Ontario securities laws, as interpreted and applied by the Ontario Securities Commission, must be made publicly available in connection with the offering of the [Firm Shares][Additional Shares].

3.	The execution and delivery by the Corporation of the Agreement and the performance by the Corporation of its obligations thereunder will not violate those laws, rules and regulations of the United States of America and the State of New York, in each case which in such counsel’s experience are normally applicable to the transactions of the type contemplated by the Agreement (“Applicable Law”). For purposes of such counsel’s opinion, the term “Applicable Law” will not include federal securities laws (except for the purposes of the opinion expressed in paragraph 4 below) or state securities laws, anti-fraud laws, or any law, rule or regulation that is applicable to the Corporation, the Shares, the Agreement or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any party to the Agreement or any of its affiliates due to the specific assets or business of such party or such affiliate.

4.	No consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority, which has not been obtained, taken or made, is required by the Corporation under any Applicable Law for the issuance and sale of the Shares by the Corporation, the execution and delivery by the Corporation of the Agreement and the performance by the Corporation of its obligations thereunder. For purposes of such counsel’s opinion, the term “Governmental Authority” means any executive, legislative, judicial, administrative or regulatory body of the United States of America.

5.	The Corporation is not and, after giving effect to the offering and sale of the Shares and the application of their proceeds as described in the U.S. Final Prospectus under the heading “Use of Proceeds,” will not be required to be registered as an investment Corporation under the Investment Corporation Act of 1940, as amended, and the rules and regulations of the SEC promulgated thereunder.

6.	The Registration Statement became effective on [ ], and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued by the SEC and no proceedings for that purpose have been instituted or are pending by the SEC under the Securities Act.